Exhibit 10.3

SUB-SUBLEASE AGREEMENT

THIS SUB-SUBLEASE AGREEMENT (this “Sub-Sublease”) has been executed as of the 1st day of February, 2006, between CORPORATE INTERIORS, INC., a Pennsylvania corporation, whose address is 223 Lisa Drive, Newcastle, Delaware 19720-4193 (“Corporate Interiors”) and TENGION, INC., a Delaware corporation whose address is 2200 Renaissance Boulevard, Suite 150, King of Prussia, Pennsylvania 19406 (“Tengion”).

RECITALS:

A. Pursuant to the terms of a Lease Agreement with Norriton Business Campus, L.P., a Pennsylvania limited partnership (the “Lessor”) dated March 30, 1998 (the “Prime Lease”), Steelcase Financial Services, Inc., a Michigan corporation (“Steelcase”) leased a free-standing 80,005 square foot building (the “Building”) on approximately 5.88 acres (the “Property”), which 5.88 acres are located on the property described on Exhibit A attached hereto.

B. The Prime Lease was amended pursuant to the terms of a First Amendment to Lease Agreement dated May 5, 1998 (the “First Amendment”). The Prime Lease, as amended by the First Amendment shall herein be referred to as the “Lease.”

C. Pursuant to the terms of a Sublease Agreement dated May 1, 2003, Corporate Interiors subleased all of the Property from Steelcase (the “Sublease”). True copies of the Lease and the Sublease are attached hereto as Exhibit B.

D. Corporate Interiors desires to sub-sublease a portion of the Property to Tengion consisting of approximately 42,968 square feet as shown on the plan attached hereto as Exhibit C (the “Sub-Subleased Premises”). The Sub-Subleased Premises is comprised of two components, one approximately 16,000 square feet of office space on the upper and lower levels of the Building (the “Office Premises”), and the other approximately 26,968 square feet of warehouse space on the first floor of the Building (the “Warehouse Premises”), both of which are delineated on Exhibit D attached hereto.

E. Lessor and Tengion have executed a separate lease agreement whereby Tengion will lease all of the Property commencing at the end of the term of this Sub-Sublease (the “Separate Lease”).

F. In connection with the execution of this Sub-Sublease Tengion, Corporate Interiors, Steelcase and Lessor intend on executing an agreement providing for Lessor’s and Steelcase’s consent to the transactions contemplated hereby (the “Lessor’s Consent”).

NOW, THEREFORE, in consideration of the mutual covenants herein contained, it is agreed as follows:

1. DEFINITIONS. Those capitalized terms not defined herein shall have the meanings set forth in either the Lease or the Sublease.

2. SUBLEASED PREMISES. Corporate Interiors hereby sub-subleases the Sub-Subleased Premises to Tengion, and Tengion sub-subleases the Sub-Subleased Premises from

Corporate Interiors, on the terms and subject to the covenants and conditions contained in the Sublease and the Lease. All of the other terms, covenants and conditions (except as modified by this instrument or inconsistent herewith) which are to be observed or performed by Steelcase as Lessee under the Lease and by Corporate Interiors as Subtenant under the Sublease are incorporated herein by reference and imposed on Tengion with the same force and effect as though fully set forth herein. Except where inconsistent with this Sub-Sublease, wherever the word “Lessor” appears in the Lease or the word “Sublandlord” appears in the Sublease, the phrase “Corporate Interiors” shall be substituted; and wherever the word “Lessee” appears in the Lease or the word “Subtenant” appears in the Sublease, the word “Tengion” shall be substituted. Tengion covenants and agrees for itself and its successors and assigns that it shall perform and observe all of said terms, covenants and conditions, and that it shall do nothing which will have the effect of creating a breach on the part of Corporate Interiors or Steelcase of any of said terms, covenants or conditions.

3. TERM. The term of this Sub-Sublease shall commence on February 1, 2006 (the “Sub-Sublease Commencement Date”) and notwithstanding anything contained in this Sub-Sublease to the contrary, the term of this Sub-Sublease shall terminate one day before the termination of the term of the Lease unless Tengion has entered into a lease with the Lessor for the Sub-Subleased Premises which commences upon the expiration of the Lease in which case this Sub-Sublease shall terminate simultaneously with the term of the Lease. Tengion may not exercise any renewal options under the Lease, nor may Corporate Interiors or Steelcase exercise any renewal options under the Lease or Sublease. Any attempt by any such party to exercise a renewal option shall be void ab initio.

4. MINIMUM RENT. Tengion shall pay minimum rent (“Minimum Rent”) for the Sub-Subleased Premises as follows:

DATE	RENT PER SQUARE FOOT	ANNUAL MINIMUM RENT	MONTHLY MINIMUM RENT
2/01/2006-02/28/2006*	$7.20	$309,369.60	$25,780.80
03/01/2006-02/28/2007	$7.45	$320,111.60	$26,675.97
03/01/2007-02/29/2008	$7.95	$341,595.60	$28,466.30
03/01/2008-02/28/2009	$8.90	$382,415.20	$31,867.93
03/01/2009-02/28/2010	$9.15	$393,157.20	$32,763.10
03/01/2010-02/28/2011	$9.40	$403,899.20	$33,658.26

*	Rent payable during this period shall be prorated on a per diem basis such that Tengion shall not be obligated to pay any Minimum Rent on account of any period prior to the date this Sub-Sublease is approved by Lessor’s mortgagee as contemplated by Section 29 below.

The Minimum Rent and Additional Rent under this Sub-Sublease so calculated shall be paid in advance without deduction or setoff, by Tengion directly to Corporate Interiors at the following address: 223 Lisa Drive, Newcastle, Delaware 19720-4193 (or at such other place as Corporate Interiors may subsequently designate in writing). Corporate Interiors shall provide Tengion wire instructions for the rent payment so that Tengion may make payments of Minimum

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Rent and Additional Rent to Corporate Interiors by wire transfer. Corporate Interiors shall further advise Tengion no less than thirty (30) days prior to any change of such wiring instructions. All payments received shall be applied first against unpaid late charges, then against unpaid interest, then against other charges due and payable hereunder, such as Additional Rent, then against Minimum Rent. Except as set forth in this Sub-Sublease, Tengion shall have no obligation to pay Minimum Rent or Additional Rent under the Lease or the Sublease, all of which obligations shall remain that of Steelcase or Corporate Interiors as applicable. Tengion shall have a notice and cure period with respect to the obligations under this Sub-Sublease including the payment of Minimum Rent and Additional Rent equal to the period provided to Steelcase and Corporate Interiors under the Lease and Sublease less three (3) days.

5. OBLIGATIONS. With respect to the Sub-Subleased Premises, Tengion shall be responsible for compliance with all of Corporate Interiors’ obligations as Subtenant under the Sublease and Steelcase’s obligations as Lessee under the Lease.

6. OPERATING EXPENSES.

(A) Tengion shall pay for its Proportionate Share, as defined herein, of all real estate taxes and common area maintenance charges net of tenant electric and gas charged under the Lease and/or Sublease. Notwithstanding the foregoing, should the Sub-Subleased Premises be reassessed by the county, township or other governmental entity at any time during the term of the Sub-Sublease, due to a change in use or improvements made to the Sub-Subleased Premises by Tengion and not as part of a general reassessment, Tengion shall pay all increases in taxes due to such governmental entity.

(B) The parties mutually understand and agree that this Sub-Sublease Agreement is a net-net-net sub-sublease and that Tengion is responsible for all expenses incurred in connection with the use and occupancy of the Sub-Subleased Premises or imposed against or allocated to the Sub-Subleased Premises, including, without limitation, property taxes, insurance, repairs and maintenance, as set forth in the Lease and all such expenses shall be allocated to the Sub-Subleased Premises based upon the square footage thereof in comparison to the actual square footage of the Building. If, for any reason, Tengion’s use or occupancy of the Sub-Subleased Premises causes Corporate Interiors to be liable for any additional rent or costs whatsoever, Tengion shall be fully responsible for the same, and shall upon ten (10) days prior demand shall reimburse Corporate Interiors for the same, as additional rent hereunder.

(C) To the extent possible, all utility services, including but not limited to gas, electric, water, and sewer service will be separately metered to the Sub-Subleased Premises and placed in Tengion’s name. Tengion shall pay all of the costs associated with having the utilities separately metered in the Sub-Subleased Premises. To the extent that utility services are separately metered, Tengion shall pay, directly to the provider of such service, all charges of utility companies or public authorities for the provision of gas, electric, water, sewer service or other services or utility furnished to the Sub-Subleased Premises as the same become due and payable. If it is not possible to place a utility service on a separate meter in Tengion’s name, the usage of utilities at the Sub-Subleased Premises will be measured by sub-meters or check meters which will be installed at Tengion’s sole cost and expense. Corporate Interiors shall read such sub-meters or check meters and all cost of demand, use and consumption of such utilities in the

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Sub-Subleased Premises, as measured, shall be billed by Corporate Interiors without markup to Tengion and paid to Corporate Interiors by Tengion within thirty (30) days following invoice. Tengion shall have the right to review Corporate Interiors’ calculation of all such utility costs within thirty (30) days of demand for payment. Such review shall occur upon reasonable prior notice and at reasonable times during normal business hours, in a manner that shall not interfere with Corporate Interiors’ business operations. In the event that the review reveals any discrepancy materially adverse to Tengion, Tengion shall notify Corporate Interiors thereof in writing within thirty (30) days after such review. In the event that the parties are unable to agree upon the correct amount of the statement, either party may submit the issue to arbitration, the result of which shall be binding upon the parties. Notwithstanding anything to the contrary, during the period of review, Tengion shall continue to pay the billed payments determined by Corporate Interiors as stated above until a resolution of such review. If Tengion shall not notify Corporate Interiors in writing of any dispute regarding the utilities within thirty (30) days after receipt from Corporate Interiors of a statement of the amount due, then such amount shall be deemed approved by Tengion.

(D) Tengion shall pay its Proportionate Share, as defined herein, of the costs of property and liability insurance required under the Lease. Notwithstanding the foregoing, should Tengion’s use or occupancy of the Sub-Subleased Premises result in an increase in the property or liability insurance premiums for the Property, Tengion shall pay for all of such increase in premiums.

(E) All costs associated with providing janitorial or cleaning services to the Sub-Subleased Premises shall be paid by Tengion directly, except as specifically set forth in Section 13(B).

(F) As used herein, the term “Proportionate Share” shall mean a proportion calculated by dividing the square footage of the Building then occupied by Tengion by the total square footage of the Building.

7. SECURITY DEPOSIT.

(A) At the time of signing this Sub-Sublease, Tengion shall deposit with Corporate Interiors Four Hundred Eighty Eight Thousand Two Hundred Twenty Three and 90/100 Dollars ($488,223.90) (“Base Security Deposit”) in the form of a letter of credit (the “Letter of Credit”) in accordance with the provisions of Section 7(B) below, to be retained by Corporate Interiors during the term of this Sub-Sublease, except as otherwise provided herein, as security for the faithful performance and observance by Tengion of the covenants, agreements and conditions of this Sub-Sublease. Tengion shall be responsible for all costs associated with obtaining the Letter of Credit, provided, however, Tengion shall only be obligated to pay the costs incurred with respect to an assignment of the Letter of Credit to a successor to Corporate Interiors one time during the term hereof.

(B) If Tengion defaults beyond any applicable grace or cure period with respect to any provision of this Sub-Sublease, including, but not limited to, the provisions relating to the payment of rent, Corporate Interiors shall be entitled to draw under the Letter of Credit to cure Tengion’s default or to compensate Corporate Interiors for any other loss, cost or

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damage that Corporate Interiors may suffer by reason of such default. If any portion of said deposit is so used or applied, Tengion shall within five (5) business days after written demand therefor, deposit cash with Corporate Interiors or provide a Letter of Credit in an amount sufficient to restore the security deposit to its original amount and Tengion’s failure to do so shall be a default under this Sub-Sublease. Any Letter of Credit given as security hereunder shall be unconditional and irrevocable, and shall be in form and substance and issued by a financial institution which are all reasonably satisfactory to Corporate Interiors.

(C) (i) Throughout the Term of this Sub-Sublease, the principal amount of the Security Deposit shall be increased to cover the cost of restoring the Sub-Subleased Premises to its condition on the date of execution of this Sub-Sublease. The amount of the Security Deposit shall be increased each time Tengion is required to obtain a permit or approval for any improvements or renovations to the Sub-Subleased Premises. Said increased amount shall be determined within ninety (90) days following (i) the later of the date of execution of this Sub-Sublease or the date of completion of final, approved construction documents as described in the Lessor’s Consent, and (ii) the receipt of each permit or approval for any improvements or renovations to the Sub-Subleased Premises. The amount of such restoration obligation, or any increase thereto, shall be agreed to by Tengion and the Lessor and the Lessor shall further agree that Corporate Interiors and Steelcase shall not be responsible for the cost of restoration in excess of the additional amount of the security deposit tendered hereunder for the cost of restoration. Upon determination of said amount, Tengion, Corporate Interiors and Lessor shall execute a memorandum setting forth the agreed, higher amount of the Security Deposit and Tengion shall immediately effect or pay such increase (such increase, the “Restoration Deposit”). The Restoration Deposit will be tendered directly to Lessor as described in the Lessor’s Consent

(ii) If Tengion and Lessor are unable to agree as to the cost of such restoration, each of them shall engage the services of a reputable contractor to provide simultaneously to each of the parties independent estimates as to the cost of restoration and if the estimates are within ten percent (10%) of the larger estimate, the average of the two estimates shall be deemed to be the cost of restoration. If the difference between the two estimates is greater than ten percent (10%) of the larger estimate, then the two contractors shall choose a mutually acceptable third contractor who shall prepare its estimate which shall be delivered simultaneously to each of the parties and the average of the third estimate and the next closest (greater or smaller) estimate shall be deemed the cost of the restoration. Costs of the third contractor shall be divided equally between the parties. Upon determination of said amount, Tengion and Lessor shall execute a Memorandum setting forth the agreed, higher amount of the Restoration Deposit and Tengion shall immediately pay or effect such increase.

(iii) Further notwithstanding the foregoing, if, during the term of this Sub-Sublease, Lessor reasonably believes the costs of restoration may exceed the Restoration Deposit, then Lessor may request same be increased by its reasonable estimation. Should Tengion dispute the requested increase, then the parties will use the dispute resolution mechanism described in section (ii), above.

(D) Should Tengion occupy space in the Building in addition to the Sub-Subleased Premises, the amount of the Letter of Credit will be proportionately increased by an amount reasonably satisfactorily to Corporate Interiors.

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(E) If Tengion is not in default at the expiration of the term of this Sub-Sublease and Tengion’s occupancy of the Property or any portion thereof continues pursuant to the Separate Lease, then Corporate Interiors shall return the Letter of Credit to Tengion, within five (5) business days following the expiration of the Sub-Sublease Term.

8. IMPROVEMENTS.

(A) Between the Sub-Sublease Commencement Date and February 28 2006, Tengion shall have access to the lower level Office Premises and the Warehouse Premises for purposes of making alterations and renovations for Tengion’s use and occupancy of the Sub-Subleased Premises. All construction shall be performed in accordance with the provisions of Section 54 of the Prime Lease and the Lessor Consent. Upon Lessor’s approval as to the exact location, Tengion may place construction/office trailers on the Property during any such alterations or renovations in accordance with Lessor’s rules and regulations. Any such construction/office trailer must be removed upon Tengion’s full occupancy of the Sub-Subleased Premises.

(B) Corporate Interiors may occupy the upper-level Office Premises through the later of February 28, 2006 or thirty (30) days from the date this Sub-Sublease is approved by Lessor’s mortgagee as contemplated in Section 29 below (the “CI Vacation Date”) but shall vacate and deliver to Tengion such space no later than 9:00 AM on the later of March 1, 2006 or the day following the CI Vacation Date. Corporate Interiors agrees to cooperate with Tengion during the period between the Sub-Sublease Commencement Date and CI Vacation Date and to assist in the transition to Tengion’s occupancy of the Sub-Subleased Premises.

(C) In the event Corporate Interiors fails to deliver vacant possession of the Sub-Subleased Premises (or the applicable portion with respect to the delivery described in Paragraph 8(A)) broom clean and free of all personalty to Tengion on or before the dates provided for such delivery, then Tengion shall be entitled to a day for day abatement of all rent for the entire Sub-Subleased Premises for each day that the Sub-Subleased Premises (or any portion thereof) is not delivered to Tengion as required in Paragraphs 8(A) and 8(B) which abatement shall abate Rent commencing at such time as Tengion shall otherwise be obligated to commence making payments of Minimum Rent to Corporate Interiors pursuant to Paragraph 4 above.

(D) Tengion shall also have the right without charge to install and use and operate an above ground emergency generator, HVAC system, chillers, electrical transformer and related equipment (collectively, the “Outside Equipment”), including the right to interconnect the Outside Equipment with Tengion’s other equipment located in the Sub-Subleased Premises all as set forth in the plans for Tengion’s improvements previously approved by Lessor as set forth in the Lessor’s Consent or, in such other mutually agreeable location on the exterior of the Building, including the roof of the Building and the right to penetrate the roof of the Building. Tengion shall be solely responsible for the costs of installation, operation, and maintenance of the Outside Equipment and all of such work shall be performed by Tengion and Tengion’s consultants as provided in Subsection (E) below. Tengion will install and operate the Outside Equipment in accordance with all federal, state and local regulations. If Tengion decides to install the Outside Equipment, Corporate Interiors hereby permits Tengion to install wires,

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conduits and appurtenant facilities upon the Property, at Tengion’s sole cost and expense. In addition, Tengion shall be responsible for obtaining any permits and licenses required to install and operate the Outside Equipment, and Corporate Interiors agrees to cooperate with Tengion to accomplish the same.

(E) Tengion shall be permitted to use contractors of its choosing in connection with the repair, replacement, maintenance and operation of the Outside Equipment and all other improvements, alterations, improvements and equipment installed by Tengion on or about in the Sub-Subleased Premises and, in any case, such contractors as may be approved by the applicable manufacturers, if any, subject, however, to the obligation to use Lessor’s approved roof contractor as provided in the Prime Lease.

(F) In connection with the improvements to be constructed by Tengion in the Sub-Subleased Premises, Tengion shall construct two restrooms (one male, one female) for the use of Corporate Interiors within the Expansion Space as shown on the plans and specifications approved pursuant to the Lessor Consent. Tengion shall construct such restrooms as part of and together with the improvements it is performing in the Sub-Subleased Premises. Prior to completion of such restrooms, Corporate Interiors shall be provided access to one restroom (which shall be lockable and therefore serve as a unisex restroom) on the second floor of the Sub-Subleased Premises. The new restroom facilities to be constructed within the Expansion Space shall be constructed by Tengion at its cost; provided, however, upon completion Corporate Interiors shall reimburse Tengion for one-half of the total cost thereof (but in no event greater than $10,000) upon Tengion’s invoice for such costs together with such other reasonable documentation as Corporate Interiors may request evidencing such costs.

9. EXPANSION SPACE.

(A) For purposes of this Sub Sublease, “Expansion Space” shall mean that certain space constituting the balance of the Building containing approximately Thirty Seven Thousand Thirty Seven (37,037) square feet of rentable warehouse space located on the first floor of the Building, as shown on Exhibit E attached hereto.

(B) Provided the Sublease has not been terminated and Tengion is not in default beyond any applicable grace period, Tengion shall have the right to lease the Expansion Space, in its entirety, during the period beginning on the Sub-Sublease Commencement Date upon the terms and conditions set forth in this Section 9. Prior to December 1, 2007, Corporate Interiors shall not be permitted to sublease any of such space to any party except if such further subleases are subject to termination in connection with Tengion’s exercise of its rights to expand into the Expansion Space and such third party agrees to return the portion of the Expansion Space it sublets to the condition of the space as of the commencement of such third party’s sub-sublease term upon vacating. Such right shall be exercised by Tengion by providing Corporate Interiors written notice at least six (6) months prior to Tengion’s occupancy of the Expansion Space. Tengion’s Expansion Right (as hereinafter defined) shall not expire with respect to any portion of the Expansion Space during the Sub-Sublease Term unless and until such space is subleased to a third party following the delivery of the Corporate Interiors’ Notice as described below.

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(C) After December 1, 2007, and provided Tengion has not exercised the Expansion Right, in the event Corporate Interiors desires to sub-sublease the Expansion Space, or any part thereof (the “Refusal Space”), to a third party sub-subtenant and Corporate Interiors has an agreement in principle (in the form of an agreed upon letter of intent or other similar instrument) with said third party sub-subtenant, Corporate Interiors shall give Tengion written notice thereof (“Corporate Interiors’ Notice”) prior to Corporate Interiors entering into any sub-sublease for such Refusal Space, which notice shall specify (i) the square footage and layout of the Refusal Space which Corporate Interiors desires to sub-sublease, (ii) the date upon which such Refusal Space shall be available for occupancy; (iii) the intended manner of use of the Refusal Space by the prospective sub-subtenant and (iv) the terms upon which such Refusal Space is intended to be Sub-Subleased. Tengion shall thereupon have a right (a “Refusal Right”) to include in the Sub-Subleased Premises all, but not less than all, of the Refusal Space (as specified in Corporate Interiors’ Notice or as otherwise provided in this Section) and for a term which is coterminous with the term of this Sub-Sublease, upon the following terms and conditions:

(i) Tengion shall give Corporate Interiors written notice of its election to exercise a Refusal Right within five (5) business days after Corporate Interiors gives Tengion Corporate Interiors’ Notice for such Refusal Right; and

(ii) Tengion is not in default under this Sub-Sublease or any of the provisions of the Lease or the Sublease either on the date Tengion exercises such Refusal Right or the right of expansion set forth in Section 9(A) hereof (the “Expansion Right”) or at any time prior to the proposed effective date of inclusion of the applicable portion of the Expansion Space in the Sub-Subleased Premises.

(D) In the event that Tengion does not timely or properly exercise either the Refusal Right or the Expansion Right, Corporate Interiors may at any time thereafter sub-sublease the Expansion Space or the Refusal Space respectively to any third party tenant without any further rights of Tengion to sub-sublease such Refusal Space provided, however, if such sub-sublease is not executed and delivered by the parties thereto within ninety (90) days following the date of Corporate Interiors’ Notice or if the terms of such proposed sub sublease are altered in any material way (excluding any alteration to the economic terms which are not the subject of Tengion’s review), Corporate Interiors shall again offer the Refusal Space to Tengion as provided in Section 9(C).

(E) Minimum Rent for the Expansion Space and the Refusal Space shall be paid in accordance with the chart set forth below:

DATE	RENT PER SQUARE FOOT OF EXPANSION SPACE AND REFUSAL SPACE
03/01/2006-02/28/2007	$6.25
03/01/2007-02/29/2008	$6.50
03/01/2008-02/28/2009	$6.75
03/01/2009-02/28/2010	$7.00
03/01/2010-02/28/2011	$7.25

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In no event shall the rent per square foot of the Expansion Space or the Refusal Space be averaged or blended with the Minimum Rent paid with respect to the balance of the Sub-Subleased Premises and the rents to be paid for the Expansion Space or Refusal Space shall be calculated separate and apart from the Minimum Rent for balance of the Sub-Subleased Premises.

(F) In the event Tengion exercises any Refusal Right or Expansion Right provided herein, all of the terms and provisions of the Lease, the Sublease and this Sub-Sublease shall be applicable to that portion of the Refusal Space or the Expansion thereby included in the Sub-Subleased Premises, except as specifically set forth in this Section 9.

(G) In the event Tengion exercises the Refusal Right or an Expansion Right, the Letter of Credit tendered for the Security Deposit shall increase by an amount equal to the product obtained by multiplying (x) the first eighteen months of Minimum Rent to be paid by Tengion for the Refusal Space leased (or if less, the Minimum Rent to be paid for the balance of the Sublease Term with respect to the Refusal Space) by (y) a fraction the numerator of which is the number of months remaining in the Sublease Term and the denominator of which is seventy five (75) and Corporate Interiors and Tengion shall promptly execute and deliver an amendment to this Sub-Sublease reflecting the inclusion of the applicable portion of such Expansion Space or Refusal Space in the Sub-Subleased Premises on the terms herein provided. In the event the restrooms depicted on Exhibit G are included in the Refusal Right, it shall be a condition to Tengion’s rights under this Section that Tengion will agree to construct comparable replacement restrooms in the event that the entire Expansion Space is not subleased by Tengion; provided, however, Tengion shall not be obligated to construct such restrooms unless and until such space is being utilized by Corporate Interiors or is sub-subleased to third party as provided in this Section 9 (i.e. Tengion shall not be obligated to construct such restrooms for purposes of making such space ready for occupancy in connection with Corporate Interiors’ sub-subleasing efforts).

(H) Tengion agrees to accept possession of such portion of such Expansion Space or Refusal Space in an “as is”, “where is” physical condition and Tengion shall not be entitled to any credit or allowance or other economic concession from Corporate Interiors for the improvement thereof.

(I) All Refusal Rights and Expansion Rights granted in this Sub-Sublease shall automatically terminate upon the earlier to occur of (i) the expiration or termination of this Sub-Sublease, (ii) the termination of Tengion’s right to possession of the Sub-Subleased Premises, or (iii) the assignment of this Sub-Sublease by Tengion or the sublease by Tengion of the Sub-Subleased Premises, or any part thereof except as permitted by Section 15 below.

(J) Tengion and Corporate Interiors each represent to the other that they have not dealt with any brokers or agents in connection with the negotiation of the Expansion Right or the Refusal Right and no commissions shall be due to any broker with respect to the exercise of any such right. Furthermore, the commissions due to Binswanger and Trammell Crow as described in Section 26 below are not applicable to the Expansion Right or the Refusal Right. Each of Corporate Interiors and Tengion agree to indemnify and hold harmless the other from

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and against any and all costs, liabilities or claims for commission or other compensation by any broker or agent employed by the indemnifying party and/or who claim to have been employed by the indemnifying party in connection with the exercise of either the Refusal Right or the Expansion Right.

10. OTHER TENANTS.

(A) During the term of this Sub-Sublease, Corporate Interiors shall not sub-sublease space in the Building to or allow the Building to be otherwise occupied by another tenant or occupant for any industrial use that may cause caustic, noxious or toxic fumes. Corporate Interiors will not permit the storage or use of BL-2 or higher classified microorganisms in the Building and will not permit the operation of any type of Vivarium services on the Property. Additionally, Corporate Interiors will not allow the manufacture or distribution of penicillin or any other antibiotics within the Building or allow other activities that would interfere with or diminish Tengion’s ability to comply with current Good Manufacturing Practices standards promulgated by the U.S. Food and Drug Administration. Prior to executing any further sub-subleases or occupancy agreements, Corporate Interiors will provide Tengion thirty (30) days advance written notice of the proposed use of any possible new sub-subtenants or occupants.

(B) Corporate Interiors represents and warrants to Tengion that as of the date of this Sub-Sublease and to the best knowledge of Corporate Interiors without any independent investigation, no Hazardous Substances (defined below) are present in the Sub-Subleased Premises or the Building in violation of Environmental Laws (defined below).

(C) Definitions.

(i) “Hazardous Substances” means, (i) asbestos and any asbestos containing material and any substance that is then defined or listed in, or otherwise classified pursuant to, any Environmental Laws or any applicable laws or regulations as a “hazardous substance”, “Hazardous Material”, “hazardous waste,” “infectious waste”, “toxic substance”, “toxic pollutant” or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, or Toxicity Characteristic Leaching Procedure (TCLP) toxicity, (ii) any petroleum and drilling fluids, produced waters, and other wastes associated with the exploration, development or production of crude oil natural gas, or geothermal resources and (iii) petroleum products, polychlorinated biphenyls, urea formaldehyde, radon gas, radioactive material (including any source, special nuclear, or by-product material), and medical waste.

(ii) “Environmental Laws” collectively means and includes all present and future laws and any amendments thereto (whether common law, statute, rule, order, regulation or otherwise), permits, and other requirements or guidelines of governmental authorities applicable to the Premises and relating to the environment and environmental conditions or to any Hazardous Substance (including, without limitation, CERCLA, 42 U.S.C. §601, et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §901, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. §801, et seq., the Federal Water Pollution Control Act, 33 U.S.C. §51, et seq., the Clean Air Act, 33 U.S.C. §401, et seq., the Clean Air

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Act, 42 U.S.C. §41, et seq., the Toxic Substances Control Act, 15 U.S.C. §601-2629, the Safe Drinking Water Act, 42 U.S.C. §300f-300j, the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. §101, et seq., and any so-called “Super Fund” or “Super Lien” law, any law requiring the filing of reports and notices relating to hazardous substances, environmental laws administered by the Environmental Protection Agency, and any similar state and local laws and regulations, all amendments thereto and all regulations, orders, decisions, and decrees now or hereafter promulgated thereunder concerning the environment, industrial hygiene or public health or safety).

11. NOTICE OF DEFAULT. If, for any reason, Tengion is notified by Lessor of any breach of the terms, covenants or conditions contained in the Lease, Tengion hereby agrees immediately to notify both Steelcase and Corporate Interiors in writing of said notice, stating therein the grounds for the claimed breach, said writing to be sent to both Steelcase and Corporate Interiors in the most expeditious manner practicable under the circumstances and in any event by facsimile or overnight courier. If such default applies to the Sub-Subleased Premises, Tengion shall have three (3) days less than the periods provided in the Lease to cure said breach and shall promptly provide both Steelcase and Corporate Interiors written evidence of said cure. If, for any reason, either Steelcase or Corporate Interiors are notified by Lessor of any breach of the terms, covenants or conditions contained in the Lease, both Steelcase and Corporate Interiors hereby agree to immediately notify Tengion in writing of said notice, stating therein the grounds for the claimed breach, said writing to be sent to Tengion in the most expeditious manner practicable under the circumstances and in any event by facsimile or overnight courier and Tengion, if the breach is related to the Sub-Subleased Premises or Steelcase or Corporate Interiors, as applicable, shall cure said breach within the time periods provided in the Lease.

12. ACCESS. Notwithstanding anything in the Lease to the contrary, Tengion shall have access to the Sub-Subleased Premises twenty-four (24) hours per day, seven (7) days per week, subject to the rights of the Lessor pursuant to the Lease.

13. Intentionally Omitted.

14. PERMITTED USE. Tengion shall use the Sub-Subleased Premises solely as office, conference and administrative space, warehouse, laboratory, and clean room processing space, and for no other purpose whatsoever. Tengion’s use of the Sub-Subleased Premises remains subject to the terms and conditions of the Lease and all applicable law.

15. ASSIGNMENT OR SUBLETTING. Tengion may not assign this Sub-Sublease or sublet all or any portion of the Sub-Subleased Premises without the prior written consent of Corporate Interiors, which consent may not be unreasonably withheld. Any such proposed assignment or sublease shall, however, remain subject to the Lease. Any assignment or sublet attempted without the consent of Corporate Interiors and not made in accordance with the terms of the Sub-Sublease shall be void and shall not confer any rights, benefits or privileges to the attempted grantee, unless ratified or accepted by Corporate Interiors in writing. This prohibition against assigning or subletting shall be construed to include a prohibition against any assignment or subletting by operation of law, and/or a transfer by any person or persons controlling Tengion on the date of this Sub-Sublease of such control (whether by transfer of stock, partnership

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interests or otherwise) to a person or persons not controlling Tengion on the date of this Lease; provided, however, that Corporate Interiors shall not withhold its consent to (A) any properly registered public offering and sale of stock of Tengion conducted in accordance with all applicable securities laws, (B) transfers of stock of Tengion among existing stockholders, their families and heirs and trusts for the benefit of such stockholders, (C) transfers of stock of Tengion on a publicly traded exchange, (D) any original issuance of capital stock the primary purpose of which is to provide investment capital to Tengion, (E) acquisition of all or any portion of the outstanding securities or ownership interests of Tengion by merger, consolidation or otherwise where the acquiring person or entity has greater net assets than Lessee’s net assets as of December 31, 2005 or (F) the sale of all or substantially all of the assets of Lessee (including this Agreement) related to the business of Lessee conducted at the Sub-Sublease Premises to a purchaser with greater net assets than Lessee as of December 31, 2005, provided the purchaser agrees in writing to be bound by the terms and conditions of this Sub-Sublease. In the event of any assignment of this Sub-Sublease made with or without the consent of Corporate Interiors, Tengion nevertheless shall remain liable for the performance of all of the terms, conditions and covenants of this Sub-Sublease. If Corporate Interiors gives its consent, it shall be a condition to effectiveness of the sublease or assignment that a fully executed copy thereof (in form and substance approved by Corporate Interiors) be delivered to Corporate Interiors, and that any assignee execute and deliver to Corporate Interiors an assumption of liability agreement in form reasonably satisfactory to Corporate Interiors, including an assumption by the assignee of all of the obligations of Tengion and the assignee’s ratification of and agreement to be bound by all the provisions, waivers, terms and conditions of this Sub-Sublease. If Tengion shall request the consent of Corporate Interiors to any assignment of this Sub-Sublease or subletting of all or part of the Subleased Premises, Tenant shall pay and deliver to Landlord as additional rent Corporate Interiors’ costs related thereto, including Corporate Interiors’ reasonable attorneys’ fees. In the event of any assignment of this Sub-Sublease made with or without Corporate Interiors’ consent, Tengion nevertheless shall remain liable for the performance of all of the terms, conditions and covenants of this Sub-Sublease.

16. PARKING. Corporate Interiors shall provide Tengion with all of the parking spaces on the Property, with the exception of the twenty (20) parking spaces adjacent to Corporate Interiors’ subleased premises as depicted on the plan attached as Exhibit F.

17. SIGNS. Subject to Lessor’s approval, Tengion may use a portion of the monument sign on the Property, which use shall be subject to the terms and conditions of the Lease and must be approved in writing by Corporate Interiors and Lessor. Tengion shall, at its sole cost and expense, obtain any necessary governmental approvals for Tengion’s proposed use of said monument sign and Tengion shall pay for all of the costs associated with erecting any such sign.

18. SUB-SUBLEASE CONTROLLING. As between Corporate Interiors and Tengion, the terms of this Sub-Sublease shall govern in the event of any inconsistency between it and the Lease.

19. NOTICE. Notwithstanding anything contained in Paragraph 30 of the Prime Lease to the contrary’, all notices required hereunder will be given to the parties at the following addresses.

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Corporate Interiors

223 Lisa Drive

Newcastle, DE 19720-4193

with a copy to:

Peter J. Soloff, Esq.

Blank Rome, LLP

One Logan Square

Philadelphia, PA 19103-6998

Facsimile: 215.732.2289

Tengion, Inc.

At the Premises

with a copy to:

Tengion, Inc.

Attn: General Counsel

At the Premises

And

Jeffrey P. Libson, Esquire

Pepper Hamilton LLP

400 Berwyn Park

899 Cassatt Road

Berwyn, PA 19312-1183

Facsimile: 610.640.5432

20. INSURANCE. Notwithstanding the provisions of Section 8.2 of the Prime Lease (Insurance Coverage and Amounts), Tengion shall name Lessor, Steelcase, Corporate Interiors and other parties as requested by Corporate Interiors as additional insured parties under all of Tengion’s insurance policies required under the Lease and in this Sub-Sublease.

21. CONTINGENCY. Tengion’s obligations under this Sub-Sublease shall be contingent upon the execution of the Lessor’s Consent in form and substances reasonably satisfactory to Tengion.

22. TIME IS OF THE ESSENCE. Time is of the essence of this Sub-Sublease, and this Sub-Sublease is expressly conditioned upon Tengion’s full and timely performance of all of its obligations hereunder.

23. SUBORDINATION. Nothing herein shall empower Tengion to do any act which can, may or shall cloud or encumber Corporate Interiors’, Steelcase’s or Lessor’s interests. Tengion’s rights are and shall always be subordinate to the lien of any trust deed, mortgage, or other encumbrance now or hereafter placed upon the Property or any underlying lease now or hereafter created and to all advances made or hereafter to be made upon the security thereof, and

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Tengion shall execute such further instruments evidencing the subordination of this Sub-Sublease to the lien or liens of any such trust deed, mortgage, or other encumbrance or to any such underlying lease as shall be requested by Corporate Interiors or Lessor. In the event Corporate Interiors’ right to possess the Property under the Sublease is terminated, Tengion hereby attorns to Steelcase and covenants and agrees to continue to honor the terms and conditions of this Sub-Sublease. Tengion further agrees to execute an instrument in writing reasonably satisfactory to Steelcase whereby it attorns to Steelcase and recognizes Steelcase as sublessor to Tengion under this Sub-Sublease provided Steelcase agrees to not disturb Tengion’s leasehold estate hereunder and agrees to be bound as sub-sublessor to all the terms and conditions of this Sub-Sublease.

24. SURRENDER. Provided a lease extension or the Separate Lease is not in place, at the expiration or earlier termination of this Sub-Sublease, Tengion covenants that it will peaceably and quietly leave and surrender the Property, together with all alterations, additions and improvements authorized under this Sub-Sublease then a part of the Sub-Subleased Premises, in good order, condition and repair, reasonable wear and tear, casualty and condemnation excepted. If Tengion retains possession of the Property or any part thereof after the termination of the term by lapse of time or otherwise, such holding over shall not operate to extend the term or renew this Sub-Sublease. Corporate Interiors’ acceptance of any rent after holding over does not renew this Sub-Sublease and the provisions of this Sub-Sublease do not waive Corporate Interiors’ rights or re-entry or any other right hereunder.

25. ROOF GUARANTY. Notwithstanding anything contained in Insert 20 of the Prime Lease, the reference to Lessor’s roof guarantor, after incorporation into this Sub-Sublease, shall remain Lessor’s roof guarantor (and not Corporate Interiors’ roof guarantor).

26. BROKERS. Corporate Interiors and Tengion each represent to the other that they have not dealt with any brokers or agents in connection with the negotiation or execution of this Sub-Sublease except for Binswanger and Trammell Crow. Corporate Interiors shall pay Binswanger’s leasing commissions pursuant to a separate commission agreement. Tengion shall pay Trammell Crow’s leasing commissions pursuant to a separate commission agreement. Each of Corporate Interiors and Tengion agree to indemnify and hold harmless the other from and against any and all costs, liabilities or claims for commission or other compensation by any broker or agent employed by the indemnifying party- and/or who claim to have been employed by the indemnifying party in connection with the sub-sublease of the Property,

27. TENGION HAS CAREFULLY READ AND UNDERSTANDS ALL OF THE PROVISIONS OF THE LEASE, THE SUBLEASE AND THIS SUB-SUBLEASE AND ANY ADDENDUMS AND/OR INSERTS THERETO. IN NEGOTIATING THIS ARMS-LENGTH COMMERCIAL SUB-SUBLEASE, TENGION HAS EITHER BEEN REPRESENTED BY COUNSEL OR HAS DELIBERATELY CHOSE, FOR BUSINESS REASONS, NOT TO BE REPRESENTED BY COUNSEL.

28. Limitation. Unless specifically stated in a written document executed by Lessor, nothing in this Sub-Sublease shall be deemed to constitute Lessor’s consent to any alterations of or additions to the Property (whether of the “Expansion Space, Refusal Space, the Sub-Subleased Premises, or otherwise) or to any further or additional sub-subleases of all or any portion of the Property.

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29. Mortgagee Approval. Notwithstanding anything to the contrary herein, this Sub-Sublease and the parties’ respective duties and obligations hereunder are subject to the condition precedent of approval by Lessor’s mortgagee of this Sub-Sublease. In the event, for any reason, Lessor’s mortgagee does not grant such approval by an outside date of February 28, 2006, then either party may at any time thereafter cancel and terminate this Sub-Sublease, without recourse or claim against one another or against Lessor.

SIGNATURES ON NEXT PAGE

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IN WITNESS WHEREOF, the parties have signed this Sub-Sublease as of the date first written above.

WITNESSES:	CORPORATE INTERIORS, INC., a Pennsylvania corporation

	By:	/s/ Janice K. Leone
	Name:	Janice K. Leone
	Its:	President

WITNESSES:	TENGION, INC. a Delaware corporation

	By:	/s/ Steven A. Nichtberger
	Name:	Steven A. Nichtberger
	Its:	President and CEO

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JOINDER

Steelcase Financial Services, Inc. hereby executes this Joinder as of the date first written above for purposes of acknowledging its agreement to the terms of Paragraph 11 above.

STEELCASE FINANCIAL SERVICES, INC.

By:
Name:
	Title:	VP Finance & Treasurer

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EXHIBIT A

A free-standing 80,005 square foot building on approximately 5.88 acres of land that are described on the plans and specifications indicated on Exhibit A attached to the Prime Lease Agreement and made hereof in the Norriton Business Campus.

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EXHIBIT B

Copy of the Lease

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SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT has been executed and made effective as of May 1, 2003, between STEELCASE FINANCIAL SERVICES INC., a Michigan corporation, whose address is 1111 - 44th Street, S.E., Grand Rapids, Michigan 49508 (“Sublandlord”), and CORPORATE INTERIORS OF DELAWARE, INC., a Delaware corporation, whose address is 223 Lisa Drive, Newcastle, Delaware 19720-4193 (“Subtenant”).

RECITALS:

A. Pursuant to the terms of a Lease Agreement dated March 30, 1998, Sublandlord has leased a free-standing 80,005 square foot building on approximately seven (7) acres (the “Property’), which seven (7) acres are located on the property described on Exhibit A hereto from Norriton Business Campus, L.P., a Pennsylvania limited partnership (the “Lessor”).

B A true copy of the Master Lease Agreement is attached hereto as Exhibit B (the “Lease”).

C. Subtenant wishes to sublease from Sublandlord all of the Property.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, it is agreed as follows:

1. Sublandlord hereby subleases the Property to Subtenant, and Subtenant hires the Property from Sublandlord, on the terms and subject to the covenants and conditions contained in the Lease, except that the provisions of Paragraph 7 (Termination of Lease), Paragraph 38 (Agency), Paragraph 55 (Lessor Improvements), phase (a) of Section 58 and the entire Section 60 (which are pan of Insert 26), and Inserts A-1, 1, 5, 8, 10,11,15B, 15C, 25 and 27 are deleted in their entirety. Additionally, any grace or cure periods contained in the Lease shall be reduced by five (5) days such that any ten (10) day period shall be reduced by a five (5) day period and any thirty (30) day period shall be a twenty-five (25) day period (other than the 10-day period contained in Insert 9 which shall remain 10 days). All of the other terms, covenants and conditions (except as modified by this instrument or inconsistent herewith) which are to be observed or performed by Sublandlord as Lessee under the Lease are incorporated herein by reference and imposed on Subtenant with the same force and effect as though fully set forth herein. Except where inconsistent with this Sublease Agreement, wherever the word “Lessor” appears in the Lease, the word “Sublandlord” shall be substituted; and wherever the word “Lessee” appears in the Lease, the word “Subtenant” shall be substituted. Subtenant covenants and agrees for itself and its successors and assigns that it shall perform and observe all of said terms, covenants and conditions, and that it shall do nothing which will have the effect of creating a breach on the part of Sublandlord of any of said terms, covenants or conditions.

2. Notwithstanding anything contained in this Sublease Agreement to the contrary, the term of this Sublease Agreement shall terminate one day before the termination of the term of the Lease. Subtenant may not exercise any renewal options under the Lease unless it accepts assignment of the Lease from Sublandlord, assumes all obligations thereunder, and executes and delivers to Landlord a confession of judgment for possession in substantially the same form as that contained in the Lease. Sublandlord agrees to assign the Lease to Subtenant as soon as it is permitted to do so without Landlord’s consent under the terms of the Lease.

3. The Base Rent and Additional Rent under this Sublease Agreement so calculated shall be paid in advance without deduction or setoff, shall be paid by Subtenant directly (or at such other place as Sublandlord may subsequently designate in writing) to Lessor or other parties under the Lease, except that all sums due as a result of a breach by Subtenant shall be immediately paid. All payments received shall be applied first against unpaid late charges, then against unpaid interest, then against other charges due and payable hereunder, such as Additional Rent, then against Base Rent.

4. Subtenant shall be responsible for compliance with all of Sublandlord’s obligations as Lessee under the Lease. The parties mutually understand and agree that this Sublease Agreement is a net-net-net sublease and that Subtenant is responsible for all expenses incurred in connection with the use and occupancy of the Property or imposed against the Property, including, without limitation, property taxes, insurance, repairs and maintenance, as set forth in the Lease. If, for any reason, Subtenant’s use or occupancy of the Property causes Sublandlord to be liable for any additional rent or costs whatsoever, Subtenant shall be fully responsible for the same, and shall upon demand reimburse Sublandlord for the same, as additional rent hereunder.

5. The parties acknowledge that certain other payments in addition to rent may, from time to time, become due and payable under the Lease by Sublandlord in its capacity as Lessee under the Lease. All such items shall be the responsibility of Subtenant, who shall make these payments to or on behalf of Lessor, or Sublandlord, as the case may be, in a timely manner.

6. If, for any reason, Subtenant is notified by Lessor of any breach of the terms, covenants or conditions contained in the Lease, Subtenant hereby agrees immediately to notify Sublandlord in writing of said notice, stating therein the grounds for the claimed breach, said writing to be sent to Sublandlord in the most expeditious manner available. Subtenant shall promptly cure said breach and shall promptly provide to Sublandlord written evidence of said cure. If, for any reason, Sublandlord is notified by Lessor of any breach of the terms, covenants or conditions contained in the Lease, Sublandlord hereby agrees immediately to notify Subtenant in writing of said notice, stating therein the grounds for the claimed breach, said writing to be sent to Subtenant in the most expeditious manner available.

7. As between Sublandlord and Subtenant, the terms of this Sublease Agreement shall govern in the event of any inconsistency between it and the Lease.

8. Notwithstanding anything contained in Paragraph 30 of the Lease to the contrary, all notices required hereunder will be given to the parties at the addresses set forth on the first page hereof.

9. Notwithstanding the provisions of Section 8.2 (Insurance Coverages and Amounts), Subtenant shall name Lessor, Sublandlord and other parties as requested by Sublandlord as additional insured parties under all of Subtenant’s insurance policies required under this Sublease Agreement.

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10. Subtenant shall pay all of Sublandlord’s reasonable attorneys’ fees and costs incurred in enforcing Sublandlord’s rights hereunder.

11. Time is of the essence of this Sublease Agreement, and this Sublease Agreement is expressly conditioned upon Subtenant’s full and timely performance of all of its obligations hereunder.

12. Nothing herein shall empower Subtenant to do any act which can, may or shall cloud or encumber Sublandlord’s or Lessor’s interests. Subtenant’s rights are and shall always be subordinate to the lien of any trust deed, mortgage, or other encumbrance now or hereafter placed upon the Property or any underlying lease now or hereafter created and to all advances made or hereafter to be made upon the security thereof and Subtenant shall execute such further instruments evidencing the subordination of this Sublease Agreement to the lien or liens of any such trust deed, mortgage, or other encumbrance or to any such underlying lease as shall be requested by the Sublandlord. Subtenant hereby irrevocably appoints Sublandlord as attorney-in-fact for Subtenant with full authority to execute and deliver in the name of Subtenant any such instrument or instruments.

13. At the expiration or earlier termination of this Sublease Agreement, Subtenant covenants that it will peaceably and quietly leave and surrender the Property, together with all alterations, additions and improvements authorized under this Sublease Agreement and then a part of the Property, in good order, condition and repair, reasonably wear and tear excepted. If Subtenant retains possession of the Property or any part thereof after the termination of the term by lapse of time or otherwise, such holding over shall not operate to extend the term or renew this Sublease Agreement, except that at the election of the Sublandlord, such holding over shall renew the term for the period of one (1) month at one and one-half time the basic rent. Sublandlord’s acceptance of any rent after holding over does not renew this Sublease Agreement and the provisions of this Sublease Agreement do not waive Sublandlord’s rights or re-entry or any other right hereunder.

14. Notwithstanding anything contained in Insert 20, the reference to Lessor’s roof guarantor, after incorporation into this Sublease Agreement, should remain Lessor’s roof guarantor (and not Sublandlord’s roof guarantor).

15. SUBTENANT HAS CAREFULLY READ AND UNDERSTANDS ALL OF THE PROVISIONS OF THE LEASE AND THIS SUBLEASE AGREEMENT AND ANY ADDENDUMS AND/OR INSERTS THERETO, INCLUDING THE PROVISIONS CONCERNING ENTRY OF AND EXECUTION OF CONFESSED JUDGMENT. IN NEGOTIATED THIS ARMS-LENGTH COMMERCIAL SUBLEASE, SUBTENANT HAS EITHER BEEN REPRESENTED BY COUNSELOR HAS DELIBERATELY CHOSE, FOR BUSINESS REASONS, NOT TO BE REPRESENTED BY COUNSEL.

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IN WITNESS WHEREOF, the parties have signed this Sublease Agreement as of the date first written above.

WITNESSES:	STEELCASE FINANCIAL SERVICES INC.

By:

		Its:	President

“Sublandlord”

WITNESSES:	CORPORATE INTERIORS OF DELAWARE, INC.

By:

Its:

“Subtenant”

4

EXHIBIT A

A free-standing 80,005 square foot building on approximately seven (7) acres of land that are described an the plans and specifications indicated on Exhibit A attached to the Master Lease Agreement and made hereof in the Norriton Business Campus.

5

EXHIBIT B

Copy of the Lease

6

LEASE

TO

Premises

Rent

Dated

Term

FOR VALUE RECEIVED __________ hereby assign, transfer and set over unto __________

Executors, Administrators and assigns all __________ right, title and interest in the within and all benefit and advantages to be derived therefrom.

WITNESS __________ hand and seal this __________ day of __________ A. D. 19__

SEALED IN THE PRESENCE OF

LEASE AGREEMENT

Part One of a Two Part Agreement

Parties	THIS AGREEMENT, made the day of one thousand nine hundred and (1998) by and between Norriton Business Campus, L.P., a Pennsylvania Limited Partnership, 126 W. Germantown Pike, Norristown, PA 19401 (hereinafter called Lessor), of the one part, and Steelcase Financial Services, Inc., a Michigan Corporation, 1111 44th Street, Grand Rapids, Michigan 49508, Federal ID# (hereinafter called Lessee), of the other part.

Premises	WITNESSETH THAT: Lessor does hereby demise and let unto Lessee all that certain free-standing, 80,005 SF building on approximately 7 acres, better described on the plans and specifications indicated in Exhibit “A” attached hereto and made a part hereof, in the Norriton Business Campus in the Township of East Norriton, State of Pennsylvania, to be used and occupied as offices, warehouse and distribution and for no other purposes,

Term	for the term of twelve (12) years beginning the See Paragraph 35 in Addendum, one thousand nine hundred and (19), for the minimum See Paragraph 35 in Addendum rental of

Minimum Rent	lawful money of the United States of America, payable in monthly installments in advance during the said term of this lease, or any renewal hereof, in sums of See Paragraph 35 in Addendum Dollars ($ ). The first rental payment to be made during the occupancy of the premises shall be adjusted to pro-rate a partial month of occupancy, if any, at the inception of this lease.

Place of Payment	All rent shall be payable without prior notice or demand at the office of Lessor, Norriton Business Campus, L.P., 126 W. Germantown Pike, Norristown, PA 19401 or at such other place as Lessor may from time to time designate by notice in writing.

Agency	It is hereby expressly agreed and understood that Tornetta Realty Corp., is acting as agent only and shall not in any event be held liable to the owner or to Lessee for the fulfillment or non-fulfillment of any of the terms or conditions of this Lease, or for any action or proceedings that may be taken by the owner against Lessee, or by Lessee against the owner.

Termination of Lease	The renewal of this Lease is governed by Paragraph 37. In the event Lessee does not exercise the option to renew as provided in Paragraph 37, and holds over in the Demised Premises after the termination of this Lease, Lessee’s occupancy shall be month to month unless or until terminated by either party hereto, giving the other 30 days written notice for removal previous to expiration of the then current term; PROVIDED, however, that should this lease be continued for a further period under the terms hereinabove mentioned, any allowances given Lessee on the rent during the original term shall not extend beyond such original term.

Security Deposit

Special Clauses

A.      It is agreed and understood that Addendum to Lease Agreement attached hereto is hereby made a part of this Lease Agreement.

B.      It is agreed and understood that Exhibits “A” and “B” attached hereto are hereby made part of this Lease Agreement.

10. Addendum	The Lessor and Lessee agree for themselves, their respective heirs and successors and assigns to the herein described terms and also to those set forth in the addendum attached hereto entitled “TERMS AND CONDITIONS,” (PART TWO) all of which are to be regarded as binding and as strict legal conditions.

INITIALS	LESSEE LESSEE LESSEE LESSOR LESSOR AGENT

LEASE AGREEMENT

TERMS AND CONDITIONS

Part Two of a Two Part Agreement

12. Inability to give Possession

13. Additional Rent (a) Damages for Default

(a) Subject to the waivers contained in this Lease, Lessee agrees to pay as rent in addition to the minimum rental herein reserved any and all sums which may become due by reason of the failure of Lessee to comply with all of the covenants of this lease and any and all actual damages, costs and expenses which the Lessor may [illegible] or incur by reason of any default of the Lessee or failure on his part to comply with the covenants of this lease, and each of them, and any and all damages to the demised premises caused by any act or neglect of the Lessee.

(b) Taxes	See Paragraph 39 Addendum.

(c) Fire Insurance Premiums

(c) Lessee further agrees to pay to Lessor as additional rent all increase or increases in fire insurance premiums upon the demised premises due to an increase in the rate of fire insurance in excess of the rate on the demised premises at the time of making this lease, if said increase is caused by any act of neglect of the Lessee or the nature of the Lessee’s business.

(d) Water Plant

(d) Lessee further agrees to pay as additional rent, if there is a metered water connection to the said premises, all charges for water consumed upon the demised premises and all charges for repairs to the said meter or meters on the premises, whether such repairs are made necessary by ordinary wear and tear, freezing, hot water, accident or other causes, immediately as the same become due.

(e) Lessee further agrees to pay as additional rent, if there is a metered water connection to said premises, all sewer rental or charges, use of sewers, sewage systems and sewage treatment works serving the demised premises immediately when the same become due.

14. Affirmative Covenants of Lessee (a) Payment of Rent

Lessee covenants and agrees that he will without demand

(a) Pay the rent and all other charges herein reserved as rent at the times and at the place that the same are payable, without fail; if Lessor shall at any time or times accept said rent or rent charges after the same shall have become delinquent, such acceptance shall not [illegible] delay upon subsequent occasions, or constitute or be construed as a waiver of any of Lessor’s rights. Lessee agrees that any charge or payment herein reserved, included, or agreed to be treated or collected as rent and/or any other charges, expenses, or costs herein agreed to be paid by Lessee may be proceeded for and recovered by Lessor by legal process in the same manner as rent due and in arrears.

(b) Cleaning, Repairing, etc.

(b) Keep the demised premises clean and free from all ashes, dirt and other refuse matter; replace all glass windows, doors, etc. [illegible] keep all waste and drain pipes open; repair all damage to plumbing and to the premises in general; keep the same in good order and repair [illegible] they are now, reasonable wear and tear and damage by accidental fire or other casualty excepted. The Lessee agrees to surrender the demised premises in the same condition in which Less [illegible] has herein agreed to keep the same during the continuance of this lease.

(c) Requirements of Public Authorities

(c) Comply with any requirements of any of the constituted public authorities, and with the terms of any State or Federal statute or ordinance or regulation applicable to Lessee or his use of the demised premises, and save Lessor harmless from penalties, fines, costs or [illegible] resulting from failure so to do.

(d) Fire	(d) Use every reasonable precaution against fire.

(e) Rules and Regulations	(e) Comply with reasonable rules and regulations of Lessor promulgated as hereinafter provided.

(f) Surrender of Possession

(f) Peaceably deliver up and surrender possession of the demised premises to the Lessor at the expiration or sooner termination of lease, promptly delivering to Lessor at his office all keys for the demised premises.

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(g) Notice of Fire, etc.	(g) Give to Lessor prompt written notice of any accident, fire, or damage occurring on or to the demised premises.

(h) Condition of Payment	(h)

(i) Agency on Removal	(i)

(j) Indemnification

15. Negative Covenants of Lessee	Lessee covenants and agrees that he will do none of the following things without first obtaining the consent, in writing of Lessor, which consent Lessor shall not unreasonably withhold, and without providing Lessor with reimbursement for any expenses incurred or incidental to Lessee’s proposed action.

(a) Use of Premises	(a) Occupy the demised premises in any other manner or for any other purpose than as above set forth.

(b) Assignment and Subletting

(b) Assign, mortgage or pledge this lease or under-let or sub-lease the demised premises, or any part thereof, or permit any other [illegible] firm or corporation to occupy the demised premises, or any part thereof; nor shall any assignee or sub-lessee assign, mortgage or pledge [illegible] lease or such sub-lease, without an additional written consent by the Lessor, and without such consent no such assignment, mortgage or pledge shall be valid. If the Lessee becomes embarrassed or insolvent, or makes an assignment for the benefit of creditors, or if a petition in bankruptcy is filed by or against the Lessee or a bill in equity or other proceeding for the appointment of a receiver for the Lessee is filed, or if the [illegible] personal property of the Lessee shall be sold or levied upon by any Sheriff, Marshal or Constable, the same shall be a violation of this covenant.

Notwithstanding anything contained in this Lease to the contrary, at any time on or after the fifth (5th) anniversary of the Commencement Date, Lessee may assign this Lease to Corporate Interiors, Inc. (or any other entity holding substantially of the assets of Corporate Interiors, Inc., without the prior written consent of Lessor. In the event Lessee assigns this Lease to Corporate Interiors, Inc. (or any other entity holding substantially all of the assets of Corporate Interiors, Inc.), Lessee (but not the tenant who assumes the Lease pursuant to such assignment) shall be released from all further liability under the terms of this Lease, provided Lessee gives to Lessor a judgment guarantee (in a form reasonably acceptable to Lessor and Lessee) of such assignee’s obligations under this Lease for the remainder of the initial twelve (12) year term of this Lease, with Lessee’s liability under such Guaranty being limited to a maximum of Five Hundred Thousand Dollars ($500,000).

Lessor acknowledges and consent Lessee’s sublease of the Demised Premises to Corporate Interiors, Inc., contemporaneous or promptly after the execution of this Lease. Such sublease shall not in any manner affect Lessee’s obligations under this Lease. Lessee shall notify Lessor in writing of any assignment or further subletting of the Lease or the Demised Premises prior to such assignment or subletting.

Signs

(c) Place or allow to be placed any stand, booth, sign or show case upon the doorsteps, vestibules or outside walls or pavements of said premises, or paint, place, erect or cause to be painted, placed or erected any sign, projection or device on or in any part of the premises. Lessee shall remove any signs, projection or device painted, placed or erected, if permission has been granted and restore the walls, etc., to their former conditions, at or prior to the expiration of this lease. In case of the breach of this covenant (in addition to all other remedies given to Lessor in case of the breach of any conditions or covenants of this lease) Lessor shall have the privilege of removing said stand, booth, sign, show case, projection or device, and restoring said walls, etc., to their former condition, and Lessee, in Lessor’s opinion, shall be liable to Lessor for any and all expenses so incurred by Lessor.

(d) Alterations Improvements

(e) Machinery	(e) Use or operate any machinery that, in Lessor’s reasonable opinion, is harmful to the building or disturbing to other tenants occupying other parts thereof.

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(f) Weights	(f) Place any weights in any portion of the demised premises beyond the safe carrying capacity of the structure.

(g) Fire Insurance

(g) Do or suffer to be done, any act, matter or thing objectionable to the fire insurance companies whereby the fire insurance or any other insurance now in force or hereafter to be placed on the demised premises, or any part thereof, or on the building of which the demised premises may be a part, shall become void or suspended, or whereby the same shall be rated as a more hazardous risk than at the date of execution of this lease, or employ any person or persons objectionable to the fire insurance companies or carry or have any benzine or explosive matter of any kind in and about the demised premises. In case of a breach of this covenant (in addition to all other remedies given to Lessor in case of the breach of any of the conditions or covenants of this lease) Lessee agrees to pay to Lessor as additional rent any and all increase or increases of premiums on insurance carried by Lessor on the demised premises, or any part thereof, or on the building of which the demised premises may be part, caused in any way by the occupancy of Lessee.

(h) Removal of Goods

(i) Vacate Premises

Lessor’s Rights	Lessee covenants and agrees that Lessor shall have the right to do the following things and matters in and about the demised premises

(a) Inspection of Premises

(a) At all reasonable times upon reasonable advance notice by himself or his duly authorized agents to go upon and inspect the demised premises and every part thereof, and/or at his option to make repairs, alterations and additions to the demised premises or the building of which the demised premises is a part.

(b) Rule and Regulations

(b) At any time or times and from time to time make such reasonable rules and regulations as may be necessary or desirable for the safety, care, and cleanliness of the demised premises and/or of the building of which the demised premises is a part and of real and personal property contained therein and for the preservation of good order. Such rules and regulations shall, when communicated in writing to Lessee, form a part of this lease.

(c) Sale or Rent Sign Prospective Purchasers or Tenants

(c) To display a “For Sale” sign at any time, and also, after notice from either party of intention to determine this lease, or at any time within three months prior to the expiration of this lease, a “For Rent” sign, or both “For Rent” and “For Sale” signs; and all of said signs shall be placed upon such part of the premises as Lessor may elect and may contain such matter as Lessor shall require. Persons authorized by Lessor may inspect the premises at reasonable hours during the said periods.

(d) Discontinue Facilities and Service

(d) Lessor may discontinue at any time, any or all facilities furnished and services rendered by Lessor not expressly covenanted for herein or required to be furnished or rendered by law; it being understood that they constitute no part of the consideration for this lease.

Responsibility of Lessee

Responsibility of Lessor

(a) Total Destruction of Premises

(a) In the event the demised premises are totally destroyed or are damaged by fire or other casualty that, in the reasonable opinion of a license architect retained by Lessor, the same cannot be repaired and restored within ninety days from the happening of such injury this lease shall absolutely case and determine, and the rent shall abate for the balance of the term.

(b) Partial Destruction of Premises

(b) If the damage be only partial and such that the premises can be restored, in the reasonable opinion of a licensed architect retained by Lessor, to approximately their former condition within ninety days from the date of the casualty loss Lessor may, at Lessor’s option, restore the same with reasonable promptness, reserving the right to enter upon the demised premises for that purpose. Lessor also reserves the right to enter upon the demised premises whenever necessary to repair damage caused by fire or other casualty to the building of which the demised premises is a part even though the effect of

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such entry be to render the demised premises or a part thereof untenantable. In either event the rent shall be apportioned and suspended during the time Lessor is in possession, taking into account the proportion of the demised premises rendered untenantable and the duration of Lessor’s possession. If a dispute arises as to the amount of rent due under this clause, Lessee agrees to pay the full amount claimed by Lessor, but Lessee shall have the right to proceed by law to recover the excess payment, if any. Notwithstanding anything contained in this Lease to the contrary, in the event the Demised Premises are not restored within one hundred eighty (180) days after the date of any casualty, Lessee may terminate this Lease by written notice to Lessor.

(c) Repairs by Lessor

(c) Lessor shall make such election to repair the premises or terminate this lease by giving notice thereof to Lessee at the leased premises within thirty days from the day Lessor received notice that the demised premises had been destroyed or damaged by fire or other casualty.

(d) Damage for Interruption of Use

(d) Except to the extent hereinbefore provided, Lessor shall not be liable for any damage, compensation, or claim by reason of the necessity or repairing any portion of the building, the interruption in the use of the premises, any inconvenience or annoyance arising as a result of such repairs or interruption, or the termination of this lease by reason of damage to or destruction of the premises.

(e) Representation of Condition of Premises

(f) Zoning

Miscellaneous Agreements and Conditions

(a) Effect of Repairs on Rental

(a) No contract entered into or that may be subsequently entered into by Lessor with Lessee, relative to any alterations, additions, improvements or repairs, nor the failure of Lessor to make such alterations, additions, improvements or repairs as required by any such contract, nor the making by Lessor or his agents or contractors such alterations, additions, improvements or repairs shall in any way affect the payment of the rent or said other charges at the time specified in this lease, except to the extent and in the manner hereinbefore provided.

(b) Waiver of Custom

(b) It is hereby covenanted and agreed, any law, usage or custom to the contrary notwithstanding, that Lessor shall have the right at all times to enforce the covenants and provisions of this lease in strict accordance with the terms hereof, notwithstanding any conduct or custom on the part of the Lessor in refraining from so doing at any time or times; and, further, that the failure of Lessor at any time or times to enforce his rights under said covenants and provisions strictly in accordance with the same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions and covenants of this lease or as having in any way or manner modified the same.

(c) Conduct of Lease

(d) Failure of Lessee to Repair

(d) In the event of the failure of Lessee promptly to perform the covenants of Section 14(b) hereof, and Lessee does not cure such failure within thirty (30) days after Lessee receives written notice of such failure from Lessor, Lessor may go upon the demised premises and perform such covenants, the cost thereof, at the sole option of Lessor, to be charged to Lessee as additional and delinquent rent.

(e) Waiver of Subrogation

(e) Lessor and Lessee hereby agree that all insurance policies which each of them shall carry to insure the demised premises and the content therein against casualty loss, and all liability policies which they shall carry, pertaining to the use and occupancy of the demised premises shall contain waivers of the right of subrogation against Lessor and Lessee herein, their heirs, administrators, successors and assigns.

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(f) Security Interest Remedies of Lessor

If the Lessee

(a) Does not pay in full when due any and all installments of rent and/or any other charge or payment therein reserved, included, or agreed to be treated or collected as rent and/or any other charge, expense, or cost herein agreed to be paid by the Lessee and Lessee does not cure such failure within ten (10) business days after Lessee receives written notice of such failure from Lessor, or

(b) Violates or fails to perform or otherwise breaks any covenant or agreement herein contained and Lessee does not cure such failure within thirty (30) days after Lessee receives written notice of such failure from Lessor; provided, however, in the event that such failure cannot be cured within said thirty (30) days, Lessee shall not be deemed in default hereunder if Lessee commences curing such failure within said thirty (30) day period and thereafter diligently pursues such cure to completion; or

(d) Becomes embarrassed or insolvent, or makes an assignment for the benefit of creditors, or if a petition in bankruptcy is filed by or against Lessee or a complaint in equity or other proceedings for the appointment of a receiver for Lessee is filed, or if proceedings for reorganization or for composition with creditors under any State or Federal law be instituted by or against Lessee, or the real or personal property of Lessee shall be levied upon or be sold thereupon:

Lessor shall be entitled to retake possession of the Demised Premises and lease the Demised Premises for the account of Lessee (Lessor shall use reasonable efforts to mitigate Lessor’s damages). In such circumstance, if the sums received by Lessor are insufficient to pay the rent and other obligations of Lessee under this Lease as they become due, Lessee shall pay Lessor the difference between the amounts collected by Lessor and the amounts due and owing Lessor under the terms of this Lease. Further, if this lease or any part thereof is assigned, or if the premises, or any part thereof is sub-let, Lessee hereby irrevocably constitutes and appoints Lessor as Lessee’s agent to collect the rents due from such assignee or sub-lessee and apply the same to the rent due hereunder without in any way affecting Lessee’s obligation to pay any unpaid balance of rent due hereunder; or

(2) At the option of Lessor, this lease and the terms hereby created shall determine and become absolutely void without any right on part of Lessee to reinstate this lease by payment of any sum due or by other performance of any condition, term, or covenant broken; whereupon, Lessor shall be entitled to recover damages for such breach in an amount equal to the amount of rent reserved for the balance of the [illegible] of this lease, less the fair rental value of the said demised premises for the remainder of the lease term.

21. Further Remedies of Lessor

In the event of any default as above set forth in Section 20, Lessor, or anyone acting on Lessor’s behalf, at Lessor’s option:

(a) May let said premises or any part or parts thereof to such person or persons as may, in Lessor’s discretion, be best; and Lessee shall be liable for any loss or rent for the balance of the then current term. Any such re-entry or re-letting by Lessor under the terms hereof shall be without prejudice to Lessor’s claim for actual damages, and shall under no circumstances, release Lessee from liability for such damages arising out of the breach of any of the covenants, terms, and conditions of this lease.

(c) May have and exercise any and all other rights and/or remedies, granted or allowed landlords by any existing or future Statute, Act of Assembly, or other law of this state in cases where a landlord seeks to enforce rights arising under a lease agreement against a tenant that has defaulted or otherwise breached the terms of such lease agreement; subject, however, to all of the rights granted or created by any such Statute, Act of Assembly, or other law of this state existing for the protection and benefit of tenants; and

(d) May have and exercise any and all other rights and remedies contained in this lease agreement, including the rights and remedies provided by Section 23 hereof.

22. Confession of Judgment for Money

23. Confession of Judgment for Possession of Real Property

Lessee covenants and agrees that if this lease shall be terminated (either because of condition broken during the term of this lease or renewal or extension thereof and/or when the term hereby created or any extension thereof shall have expired) then, and in

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that event, Lessor may cause a judgment in ejectment to be entered against Lesssee for possession of the demised premises and for that purpose Lessee [illegible] authorizes and empowers any Prothonotary, Clerk of Court or Attorney or any Court of Record to appear for Lessee and to confess judgment against Lessee in Ejectment for possession of the herein demised premises, and agrees that Lessor may commence an action pursuant to Pennsylvania Rules of Procedure No. 2970 et seq. for the entry of an order in Ejectment for the possession of real property, and Lessee further agrees that a Writ of Possession pursuant thereto may issue forthwith, for which authorization to confess judgment and for the issuance of a writ or writs of possession pursuant thereto, this lease, or a true and correct copy thereof, shall be sufficient warrant. Lessee further covenants and agrees, that if for any reason whatsoever, after said action shall have commenced the action shall be terminated and the possession of premises demised hereunder shall remain in and be restored to Lessee, Lessor shall have the right upon any subsequent default or defaults, or the termination of this lease as above set forth to commence successive actions for possession of real property and to cause the entry of successive judgments by confession in Ejectment for possession of the premises demised hereunder.

24. Affidavit of Default

In any procedure or action to enter judgment by Confession in Ejectment for possession of real property pursuant to Section 23 hereof, if Lessor shall first cause to be filed in such action an affidavit or averment of the facts constituting the default of occurrence of the [illegible] precedent, or event, the happening of which default, occurrence or event authorizes and empowers Lessor to cause entry of judgment by confession, such affidavit or averment shall be conclusive evidence of such facts, defaults, occurrences, [illegible], [illegible], or events; and if a true copy of this lease (and of the truth of which affidavit or averment shall be sufficient evidence) be filed in such procedure or action, it shall not be necessary to file the original as a Writ of Attorney, any rule of court, custom, or practice to the contrary not withstanding.

25. Waivers by Lessee of Errors, Right of Appeal, Stay, Exemption, Inquisition

Lessee hereby releases to Lessor and to any and all attorneys who may appear for Lessee all errors in any procedure or action to Judgment by Confession by virtue of the warrants of attorney contained in this lease, and all liability therefore. Lessee further authorizes Prothonotary or any Clerk of any Court of Record to issue a Writ of Execution or other process, and further agrees that real estate [illegible] sold on a Writ of Execution or other process. If proceedings shall be commenced to recover possession of the demised premises either at [illegible] of the term or sooner termination of this lease, or for non-payment of rent or for any other reason, Lessee specifically waives the right [illegible] three (3) months’ notice to quit and/or the fifteen (15) or thirty (30) days’ notice to quit required by the Act of April 6, 1951, P.L., as amended, and agrees that five (5) days’ notice shall be sufficient in either or any such case.

26. Right of Assignee of Lessor

The right to enter judgment against Lessee by confession and to enforce all of the other provisions of this lease herein provided for a [illegible] the option of any assignee of this lease, be exercised by any assignee of the Lessor’s right, title and interest in this lease in his, her, or the [illegible] name, any statute, rule of court, custom, or practice in to the contrary notwithstanding.

27. Remedies Cumulative

All of the remedies hereinbefore given to Lessor and all rights and remedies given to it by law and equity shall be cumulative and current. No determination of this lease or the taking or recovering possession of the premises shall deprive Lessor of any of its remedies or [illegible] against the Lessee for rent due at the time or which, under the terms hereof, would in the future become due as if there had been no determination, nor shall the brining of any action for rent or breach of covenant, or the resort to any other remedy herein provided for the [illegible] of rent be construed as a waiver of the right to obtain possession of the premises.

28. Condemnation

In the event that the premises demised herein, or any part thereof, is taken or condemned for a public or quasi-public use, this lease shall, as to the part so taken, terminate as of the date title shall vest in the condemnor and, rent shall abate in proportion to the square feet of space taken or condemned or shall cease if the entire premises be so taken. In either event the Lessee waives all claims against the Lessor by reason of the complete or partial taking of the demised premises.

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29. Subordination

Lessee hereby agrees to subordinate this Lease to any first mortgage affecting the Demised Premises hereafter made by Lessor; provided that simultaneously with the execution of such a mortgage, the mortgagee and Lessor execute and agreement in favor of Lessee in proper form for recording to the effect that the tenancy and other rights of Lessee hereunder shall not be disturbed, so long as Lessee pays the rent and performs all of the other terms and conditions of this Lease. Promptly after execution of this Lease, Lessor shall provide Lessee a non-disturbance agreement, in a form reasonably acceptable to Lessee and Lessor’s mortgagee(s), from each current holder of any mortgage or other encumbrance affecting the Demised Premises.

30. Notices	All notices must be given by certified mail, return receipt requested.

31. Lease Contains all Agreement

It is expressly understood and agreed by and between the parties herein that this lease and the riders attached herein and forming hereof set forth all the promises, agreements, conditions and understandings, between Lessor or his Agent and Lessee relative to the demised premises, and that there are no promises, agreements, conditions or understandings, either oral or written, between them other than set forth. If is further understood and agreed that, except as herein otherwise provided, no subsequent alteration, amendment, change or [illegible] to this lease shall be binding upon Lessor unless reduced to writing and signed by them.

32. Heirs and Assignees

All rights and liabilities herein given to, or imposed upon, the respective parties hereto shall extend to and bind the several and respective heirs, executors, administrators, successors and assigns of said parties; and if there shall be more than one Lessee, they shall all be bound jointly and severally by the terms, covenants and agreement herein, and the word “Lessee” shall be deemed and taken to mean each and every [illegible] or party mentioned as a Lessee herein, be the same one or more; and if there shall be more than one Lessee, any notice required or permitted by the terms of this lease may be given by or to any one thereof, and shall have the same force and effect as if given by or to all thereof. The terms “his” and “him” wherever stated herein, shall be deemed to refer to the “Lessor” or “Lessee” whether such Lessor or Lessee be singular, plural and irrespective of gender. No rights, however, shall inure to the benefit of any assignee of Lessee unless the assignment to such assignee has been approved by Lessor in writing as aforesaid.

33. Headings no part of Lease

Any headings preceding the text of the several paragraphs and sub-paragraphs hereof are inserted solely for convenience of reference and shall not constitute a part of this lease nor shall they affect its meaning, construction or effect.

In Witness Whereof, the parties hereto have executed these presents the day and year first above written, and intend to be legally bound thereby.

SEALED AND DELIVERED IN THE PRESENCE OF:

NORRITON BUSINESS CAMPUS, L.P.	STEELCASE FINANCIAL SERVICES, INC., Agent

By:	By:	(Seal)

Its:	Its:	(Seal)

(Seal)

(Seal)

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ADDENDUM to Lease Agreement dated                     , 1998, by and between Norriton Business Campus, L.P., a Pennsylvania Limited Partnership, 126 W. Germantown Pike, Norristown, PA 19401, (hereinafter referred to as Lessor), and Steelcase Financial Services, Inc., a Michigan Corporation, 1111 44th Street, SE, Grand Rapids, MI 49508, (hereinafter referred to as Lessee), for all that certain free-standing 80,005 square root building on approximately 7 acres, better described on the plans and specifications described herein in Exhibit “A” in the Norriton Campus, Township of East Norriton, State of Pennsylvania.

In the event of any conflict between the provisions of this Addendum and the preprinted provisions of this Lease, the provisions or this Addendum shall control and shall be given full force and effect without regard to any conflicting or contrary preprinted provisions.

34. Commencement.

(A) The term of this Lease shall commence (the “Commencement Date”) on the earlier of the following (i) the date of “Substantial Completion”, as defined below, of the Demised Premises, (ii) the date on which Lessee shall take exclusive possession of the Demised Premises. The term shall continue for a period of twelve (12) years. In the event the Lease commences on a day other than the first day of the month, the term shall continue until the last day of the month in which such twelve (12) year period ends), unless extended or sooner terminated as herein provided.

(B) The term “Substantial Completion” shall mean the date Lessor offers Lessee exclusive possession of the Demised Premises (regardless of whether or not Lessee actually occupies the Demised Premises) in that state of completion of the Demised Premises which will, except for any improvements or work to be performed by Lessee, allow Lessee to utilize the Demised Premises for their intended purposes (including the availability of required utility services) without material interference to the customary business activities of Lessee by reason of the completion of Lessor’s work. The Demised Premises shall be deemed substantially complete even though minor or insubstantial details of construction, mechanical adjustment or decoration remain to be performed, the noncompletion of which does not materially interfere with Lessee’s use of the Demised Premises or the conduct of its business thereof.

(C) When the Commencement Date of the term of this Lease is established, Lessor and Lessee shall promptly execute and acknowledge a memorandum acknowledging such Date of commencement.

(D) On the Date of Commencement of the term of this Lease, it shall be presumed that all work theretofore performed by or on behalf of Lessor was satisfactorily performed in accordance with, and meeting the requirements of, this Lease. The foregoing presumption shall not apply, however, to required work not actually completed by Lessor, which Lessor agrees it shall complete with reasonable speed and diligence.

(E) Lessor covenants that Lessor shall substantially complete the Lessor improvements consistent with Paragraph 55 (Lessor Improvements) of this Lease, on or before December 1, 1998. The time within which Lessor shall be required to perform the Lessor improvements shall be extended to the extent that the completion of such improvements shall be delayed by acts of God, fire, windstorm, flood, explosion, collapse of structures, riot, war, or labor disputes; provided, however, that Lessor shall give prompt written notice to Lessee of the occurrence causing such delay. In the event Lessor fails to substantially complete the Lessor improvements consistent with Paragraph 55 (Lessor Improvements) of this Lease on or before the date required under this Paragraph, Lessor shall indemnify, defend, and hold Lessee harmless from all damages incurred by Lessee resulting from such failure, including, without limitation, (i) any rental premium that Lessee is required to pay during any hold over necessitated by such failure; (ii) any eviction proceedings resulting from such failure; (iii) any moving expenses reasonably incurred by Lessee resulting from such failure; and (iv) the difference in the rent Lessee is currently paying for Lessee’s existing space and the rent Lessee is required to pay for any temporary space required as a result of such failure. Notwithstanding the foregoing, Lessor’s liability under the preceding sentence shall not exceed $100,000. Lessee shall keep Lessor reasonably apprised of Lessee’s existing lease arrangement and Lessee shall provide Lessor reasonable documentation regarding any damages Lessee suffers as a result of Lessor’s breach. Notwithstanding anything contained in this Lease to the contrary, in the event the Lessor improvements are not substantially complete on or before February 1, 1999, Lessee may, in addition to pursuing Lessor for Lessee’s damages as provided in this Insert 8, terminate this Lease by written notice to Lessor. If Lessor shall be unable to deliver possession of the Demised Premises to Lessee on the date specified for commencement of the term hereof, the rent and all other sums reserved and covenanted to be paid herein shall not commence until possession of the Demised Premises is given or the Demised Premises are available for occupancy by Lessee.

35. Minimum Rent.

(A) Lessee shall pay as minimum rent for the Demised Premises the following schedule. The minimum rent described below shall be payable during the term hereof, in advance without demand and without deduction, set-off, or counter claim (except to the extent, demand, or notice shall be expressly provided for herein) installments to be payable on the first day of each month of the term.

Year	Monthly Rent	Annual Rent
1	$33,336.66	$400,040.00
2	$33,336.66	$400,040.00
3	$36,668.96	$440,027.50
4	$36,668.96	$440,027.50
5	$40,002.50	$480,030.00
6	$40,002.50	$480,030.00
7	$40,002.50	$480,030.00
8	$43,336.04	$520,032.50
9	$43,336.04	$520,032.50
10	$43,336.04	$520,032.50
11	$45,002.81	$540,033.75
12	$45,002.81	$540,033.75

(B) If the term of this Lease begins on a day other than the first day of a month, rent from such day until the first day of the following month shall be prorated (at the rate of one-thirtieth (1/30) of the fixed monthly rental for each day) and shall be payable, in arrears, on the first day of the first full calendar month of the term hereof.

(C) If Lessor, at any time or times, shall accept said rent or any other sum due to it hereunder after the same shall become due and payable, such acceptance shall not excuse delay upon subsequent occasions, or constitute, or be construed as, a waiver of any of Lessor’s rights hereunder.

(D) All sum payable by Lessee under this Lease, whether or not stated to be rent or additional rent, shall be collectible by Lessor as additional rent, and in default in payment thereof Lessor shall have the same rights and remedies as for failure to pay rent (without prejudice to any other right or remedy available therefore).

36. Late Charge.

In the event Lessee fails to pay any sum due Lessor hereunder within ten (10) business days after the date Lessee receives written notice that such sum is delinquent, Lessee shall pay

Lessor a late charge of six percent (6%) of the delinquent sum. Notwithstanding anything contained in this Paragraph to the contrary, Lessor shall only be required to provide Lessee two (2) written notices of any payment delinquency in any calendar year. In the event Lessee is delinquent three (3) or more times in any calendar year, the referenced late charge shall apply without any notice or opportunity to cure.

Further, no payment by Lessee or Lessor’s Agent, of a lesser amount than any installment or payment of rent or additional rent due shall be deemed to be other than on account of the amount due, and no endorsement or statement on any check or payment shall be deemed an accord and satisfaction. Lessor, or Lessor’s Agent, may accept such check or payment without prejudice to Lessor’s right to recover the balance of such installment or payment due, or pursue any other remedies available to Lessor.

37. Renewal Options.

(A) Lessee shall have the right and option to extend the term of this Lease for one (1) additional term of five years. Lessee may exercise this option only if, at the time of such exercise Lessee is not in default of any of its monetary obligations under this Lease which remains uncured after the giving of any required notice and the expiration of any applicable grace period. Lessee must exercise this renewal option by giving notice of such exercise to Lessor at least nine (9) months prior to the expiration of the then current term of this Lease.

(B) Determination of Fair Market Rent

(i) As used in this Article “Fair Market Rental” shall mean the amount of annual Basic Rental, expressed in dollars and cents per square foot, equal to the fair market rental then in effect on comparable industrial buildings in the Central Montgomery County industrial market. Under the same terms and conditions of this Lease and reflecting that no additional tenant improvements shall be made.

(ii) By Agreement. If requested to do so at my time within fourteen (14) months prior to the expiration of the then current Term or this Lease, Lessor will within thirty (30) days following receipt of such request advise the Lessee of the Minimum Rent that Lessor believes to be the Fair Market Rent for the Demised Premises. Unless Lessee invokes the procedure set forth in Paragraph 37(c)(iii) below, the amount so specified by Lessor as the Fair Market Rent for the Demised Premises will be the Minimum Rent for the ensuing Renewal Term if Lessee exercises its option to renew this Lease for such Renewal Term.

(iii) By Appraisal.

(A) In the event that Lessee shall dispute Lessor’s determination of the Fair Market Rent for the Renewal Term, then Lessee shall so notify Lessor no later than ten (10) days after receiving the notice of Lessor’s determination. In its notice, Lessee shall designate an individual (who shall be an M.A.I. appraiser with at least five (5) years experience in industrial buildings in the Central Montgomery County industrial market) to act as its appraiser hereunder. Within ten (10) days after receiving Lessee’s notice as aforesaid, Lessor shall designate an individual (who shall be an M.A.I. appraiser with at least five(5) years experience in industrial buildings in the Central Montgomery County industrial market) to act as its appraiser hereunder.

(B) The two individuals so designated as appraisers shall, within ten (10) days after the appointment of the second appraiser, agree upon the selection of a third appraiser (who shall be an M.A.I. appraiser with at least five (5) years experience in industrial buildings in the Central Montgomery County industrial market), but if the two appraisers are unable to so agree, the American Arbitration Association shall appoint an individual (who shall be an M.A.I. appraiser with at least five (5) years experience in industrial buildings in the Central Montgomery County industrial market) to act as third appraiser hereunder.

(C) At a meeting by such third appraiser upon at least ten (10) days prior written notice to the other appraisers and the parties and held within twenty (20) days following the appointment of the third appraiser, each appraiser shall state in writing his or her individual determination of the Fair Market Rent and the three appraisers shall simultaneously reveal their determinations. Each such determination shall be stated as a single dollar amount per square foot area per annum in the Demised Premises with appropriate increases applied to each year of the Renewal Term. The determination farthest from the median determination shall be disregarded and the Minimum Rent for such Renewal Term shall be the average of the remaining two determinations, provided, however, that if highest and lowest of the three determinations are equidistant, from the median determination the Minimum Rent for such Renewal Term shall be the median determination. Lessor and Lessee shall share equally the cost of any appraisals pursuant to Paragraph 37 (c)(iii).

38. Agency. It is agreed and understood by all parties made a part hereto, that Tornetta Realty Corp. is the sole and exclusive agent for Lessor on said property. Accordingly, Tornetta Realty Corp. shall be paid by Lessor at the rate of commission as outlined in a separate “Agency

Agreement” between Lessor and Tornetta Realty Corp. Lessee is not responsible for any commission payable to Tornetta Realty Corp. Further, Lessee represents that it has dealt with no Realtors, brokers or agents in connection with the negotiation of this Lease and the renting of the Demised Premises other than Tornetta Realty Corp. Should any claims other than that made by or on behalf of Tornetta Realty Corp. pursuant to the preceding be made for brokerage commissions, through or as a result of dealings of Lessee or its agents or representatives, Lessee shall indemnify and hold Lessor and Tornetta Realty Corp. harmless against any liability in connection therewith. Lessor represents that it has dealt with no realtors, brokers, or agents in connection with the negotiation of this Lease and the renting of the Demised premises other than Tornetta Realty Corp. Lessor shall be responsible for and shall pay any brokerage commission owing to Tornetta Realty Corp. Should any claims be made by Tornetta or on behalf of any other party pursuant to or as a result of dealings with Lessor or its agents or representatives, Lessor shall indemnify and hold Lessee harmless against any liability in connection therewith.

39. Taxes. Lessee agrees to pay additional rent, in addition to the minimum rental hereon reserved, all Real Estate taxes (including assessments) assessed upon the Demised Premises which are due and payable during the lease term. Lessee shall pay to Lessor such taxes based on the fiscal year or years of the taxing authorities, or portions thereof during the term hereof (appropriately apportioned for any partial year at the beginning or end of the term hereof). In the event that the Demised Premises are part of a larger tax parcel, lessee shall only be responsible to pay its proportionate share of such taxes based on the value of the Demised Premises and the value of the entire tax parcel. In the event any taxes or assessments may be paid in installments, Lessor agrees to arrange to pay such taxes or assessments over the longest period of time allowed before the end of any discount period.

Lessor shall submit to Lessee a copy of any tax bills authorized and prepared by the tax authorities, as well as a bill prepared by Lessor as to the taxes due. Said taxes shall be paid by Lessee to Lessor, at the option of the Lessor (a) monthly, being one-twelfth (1/12th) portion of the estimated taxes due, with an adjustment made during the month of January of each year of the Lease to correct the deficiency or overpayment for the prior calendar year, or (b) at least one (1) month before the expiration of the net payment period of said taxes and before penalties are assessed.

In the event Lessee desires to take advantage of any early payment discount, then said tax payment shall be paid by Lessee to Lessor at least thirty (30) days before the expiration of any discount period. A bill submitted by Lessor to Lessee shall be conclusive evidence of the amount of taxes assessed or levied, as well as the items taxed. Notwithstanding he foregoing, except as specifically provided below in this Insert 13, Real Estate Taxes exclude (i) federal, state, or local income taxes, (ii) franchise, gift, transfer, excise, capital stock, state, succession, or inheritance taxes, and (iii) penalties or interest for late payments of Real Estate Taxes (so long as such penalties or interest are not incurred as a result of Lessee’s breach of Lessee’s obligation to pay Real Estate Taxes). Lessee has the right to contest the Real Estate Taxes affecting the Demised Premises. Real Estate Taxes shall include any occupancy, rent or other tax to the extent such tax is levied in lieu of valorem real estate taxes.

40. Fire and Extended Coverage Insurance. Further to Paragraph 13(c) of this Agreement, Lessee agrees that it will not keep, use, or offer for sale in or upon the Demised Premises any article which may be prohibited by the standard form of fire insurance policy. Lessee shall follow the reasonable recommendation of the Lessor, or its Agents, on conditions which will help to lower the premium rate of insurance.

Lessor agrees to carry all-risk policies insuring the improvements on Lessor’s property against fire and such other perils including liability coverages as are normally covered by Lessor in an amount of at least ninety (90%) percent of the replacement value of such improvements, together with insurance against such other risks (including loss of rent) including Fire, Extended Coverage, Vandalism and Malicious Mischief (special form), Sprinkler, Rent, Sign, Boiler, Casualty and Liability Insurance, and in such amounts as Lessor deems appropriate. Lessee agrees to pay to Lessor all reasonable charges for said insurance upon the Demised Premises, during the term of this Lease, renewals, or extensions thereof. Such cost of said insurance, as stated above, shall be paid by the Lessee to Lessor as additional rent, in addition to the minimum rental hereon reserved, at the option of the Lessor (a) monthly, being one-twelfth (1/12th) portion of the estimated premiums due, with an adjustment made during the month of January of each year of the Lease to correct the deficiency or overpayment for the prior calendar year; or (b) within thirty (30) days of proof of payment of such insurance. Such insurance shall not include Lessee’s furniture, fixtures, equipment or improvements. The amount due hereunder on account of said insurance shall be apportioned for that part of the first and last calendar years covered by the term hereof.

41. Liability and Property Damage Insurance. During the term of this, lease and any extensions thereof, Lessor and Lessee shall keep in full force and effect a policy of Commercial General Liability Insurance in which the limits of Bodily Injury shall not be less than $2,000,000.00 per occurrence, and on which the Property Damage Limit shall not be less than $1,000,000.00 per occurrence. The insurance carrier and the form and substance of the policy shall be to the reasonable satisfaction of Lessor and a copy of the policy or a Certificate of Insurance shall be delivered to the Lessor’s Agent. The insurance carrier shall be a responsible insurance carrier authorized to do business in the State of Pennsylvania. It shall have a policy holders rating of no less than “A” in the most current edition of Best’s Insurance Report. Said policy shall name Lessor, Agent,, and any persons, firms or corporations having an interest in the Demised Premises, as insured, and shall contain a clause that the insurer will not cancel or change the insurance without first giving the Lessor thirty (30) days prior written notice.

(a) Lessor hereby waives all right of recovery, and agrees not to assign or transfer any right of subrogation to its insurance carrier or any other party as to any and all damage to or destruction of the Demised Premises and any other property of Lessor insured or insurable under a typical all-risk damage insurance policy.

(b) Lessee hereby waives all right of recovery, and agrees not to assign or transfer any right of subrogation to its insurance carrier or any other party as to any and all damage to or destruction of any property of the Lessee in or about the Demised Premises.

(c) Lessor and Lessee hereby agree (i) to notify their respective insurance carriers of the agreement contained herein not to transfer or assign any rights of subrogation to said insurance carrier; and (ii) to require their respective insurance carriers to issue a waiver of any such rights of subrogation set forth in any and all subrogation clauses or endorsements included in such carriers’ policies of insurance.

(d) Subject to the waivers contained in this Lease, Lessee, its successors, and assigns agree to indemnify and hold harmless Lessor from any liability for injury to or death of any person or damage to personal property of every kind and nature arising from or in connection with the use and occupancy of the Demised Premises caused by the acts or omissions to act of Lessee or Lessee’s servants and agents. Subject to the waivers contained in this Lease,

Lessor, its successors, and assigns agree to indemnify and hold harmless lessee from any liability for injury to or death of any person or damage to personal property of every kind and nature caused by defects in the building located on the Demised Premises, the acts or omissions to act of Lessor or Lessor’s servants and agents, or by failure of Lessor or Lessor’s servants and agents, to fulfill Lessor’s obligations hereunder.

42. Signs. In compliance with Paragraph 15(c) of this Lease Agreement, and any other applicable provisions contained herein, it is understood and agreed that the Lessee will not install any signs without having first received written permission from Lessor, which consent shall not be unreasonably withheld, delayed, or conditioned, and will be solely responsible for any cost and effort as may be required for the installation or signs on the building or within the Demised Premises. This responsibility includes the purchase, installation, maintenance, upkeep, and removal if requested by Lessor (and repair after removal of any damage caused by signs), of any such sign(s). Further, Lessee is responsible to obtain and pay for any governmental licenses and/or permits, as may be required for any such sign(s). All signs of Lessee shall be maintained by Lessee, and kept in proper order including lighting, repairs and/ or repainting. Lessor makes no representation as to whether, or not signage, or the type or size of signage is permitted by governmental authorities at the Demised Premises or the building. Upon termination of this Lease and/or Lessee’s vacating of the premises, Lessee shall, at the option of the Lessor, remove all interior and exterior signage and other advertising material, making all repairs as reasonably necessary as a result of said removal. Notwithstanding anything contained in this Lease to the contrary, Lessee may remove, at any time, any portion of Lessee’s signage identifying Lessee or Lessee’s business; provided Lessee notifies Lessor prior to such removal and repairs any damage caused by such removal.

43. Licenses and Permits. As set forth in Paragraph 55 of the Lease, Lessor shall be responsible to complete the Lessor improvements in compliance with all applicable laws, orders, rules, regulations and ordinances. Subject to Paragraph 55, Lessee, at Lessee’s expense, shall comply with all laws, rules, orders, ordinances, directions, regulations, and requirements of federal, state, county and municipal authorities, now in force or which may hereafter be in force, which shall impose any duty upon Lessor or Lessee with respect to the use, occupation or alteration of the Demised Premises during the term. Subject to Paragraph 55, this shall include, but will not be limited to, obtaining whatever permits and/or licenses which may be required by

Lessee to operate from this location, any permits and/or licenses which may be required for the installation of signs, and compliance with the Americans with Disabilities Act relating to Lessee’s use and occupancy of the Demised Premises. Subject to Paragraph 55, Lessee’s responsibility and compliance with this paragraph shall also include any present and future governmental or quasi-governmental directives (including without limitation those requirements of Occupational Safety and Health Administration that relate to the premises) including but not limited to the indoor air quality of the Demised Premises and the maintenance of any heating, ventilating, and air-conditioning equipment or system for which the Lessee is responsible pursuant to this Lease. Lessee’s failure to comply with any such law, order, ordinance, rule, regulation or directive above mentioned may be considered an Event of Default under this Lease.

44. Lessor’s Liability. Lessor’s responsibility under this Lease shall be limited to its interest in the Demised Premises, and no members of Lessor’s partnership shall be personally liable hereunder. Lessee agrees to look solely to Lessor’s interest in the Demised Premises for the collection of any judgment, and, in entering any such judgment, the person entering same shall request the Prothonotary to mark the judgment index accordingly. If the Demised Premises or the building is transferred or conveyed, Lessor shall be relieved of all covenants and obligations under this Lease thereafter, provided the purchaser of the Demised Premises assumes in writing all of Lessor’s obligations under this Lease.

45. Hazardous Materials.

(a) As used in this Lease, the tern “Hazardous Materials” means any hazardous or toxic substance, material, or waste which “is or becomes regulated by any local governmental authority, any agency of the Commonwealth of Pennsylvania or any agency of the United States government. The term “Hazardous Materials” includes, without limitation, any material or substance which is (i) designated as a “hazardous substance” pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. § 1317), (ii) defined as “hazardous waste” pursuant to Section 1004. of me Federal Resource Conservation and Recovery Act, 42 U.S.C. § 6901, et seq,. (42 U.S.C. § 6903), (iii) defined as a “hazardous substance”, pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act 42 U.S.C. § 9601, et seq. (42 U.S.C. § 9601), (iv) petroleum and any petroleum by products, and (v) asbestos.

(b) Lessee shall not, nor shall it permit its employees, business invitees, or contractors (collectively “Lessee’s Agents”), to bring upon, keep, store, use, or dispose of any Hazardous Materials on, in, under, or about the Demised Premises, except for the following: (i) gas, diesel fuel, oil, and other petroleum products and petroleum by-products which drip in normal amounts from motor vehicles (Lessee shall use reasonable efforts to clean-up such drippings); (ii) Hazardous Materials which do not pose any significant threat of being released into the environment or (iii) general office or warehouse supplies (including, without limitation, ordinary cleaning chemicals and solutions) used for their intended purpose and not posing any significant threat of contamination of the Demised Premises, Lessee shall cause the presence, use, storage, and/or disposal of any Hazardous Materials on, in, under, or about the Demised Premises by Lessee or Lessee’s Agents to be in complete compliance with all applicable laws, rules, regulations, orders, and the like. Lessee shall promptly provide Lessor notice of any material release of Hazardous Materials on, in, under, or about the Demised Premises of which Lessee has knowledge that is in violation of any applicable environmental laws, rules, orders, or regulations. Lessee shall defend, indemnify, protect, and hold Lessor and Lessor’s Agents harmless from and against all claims, costs, fines, judgments, and liabilities, including attorney fees and costs, arising out of or in connection with the presence, storage, use, or disposal of Hazardous Materials in, on, under, or about the Demised Premises caused by the acts, omissions, or negligence of Lessee and/or Lessee’s Agents. Lessee’s obligations hereunder shall survive the termination of this Lease.

(c) Neither Lessor nor Lessor’s employees, business invitees, agents, contractors, or subcontractors (collectively “Lessor’s Agents”), shall bring upon, keep, store, use, or dispose of any Hazardous Materials in, on, under or about the Demised Premises. Lessor represents and warrants that, to the best of Lessor’s knowledge, no asbestos or other Hazardous Materials have been or shall be utilized in the construction of the building on the Demised Premises. Lessor shall indemnify, defend, protect, and hold Lessee and Lessee’s Agents harmless from and against any and all claims, costs, fines, judgments, and liabilities, including attorney fees and costs, arising out of or in connection with the presence of Hazardous Materials in, on, under, or about the Demised Premises upon the date this Lease commences or introduced in, on, under, or about the Demised Premises subsequent to commencement of this Lease due to the acts, omissions, or negligence of Lessor or Lessor’s Agents. Lessor’s obligations hereunder shall survive the termination of this Lease.

46. Odors/Noise and Nuisance. Lessee agrees to prohibit any odor, smoke, noise, or other emission or pollutant resulting from Lessee’s use of the Demised Premises to permeate beyond the Demised Premises, to the extent that any such emission or pollution, in Lessor’s reasonable opinion, is disturbing and adversely affects the campus, or is contrary to any governmental regulations. Should any such pollution or emission occur, in Lessor’s reasonable opinion, Lessee shall be responsible for the installation of necessary sound and odor controlling devices as is necessary.

47. Lessor’s Repairs. Notwithstanding anything contained in this Lease to the contrary, during the term of this Lease Agreement, and any extensions or renewals thereof, Lessor is responsible for any repairs to the foundation roof and exterior walls of the Demised Premises and all utilities facilities located outside the building located on the Demised Premises without reimbursement from Lessee hereunder (unless any such repairs are caused by the negligence or intentional acts of Lessee and are not covered by Lessor’s insurance or would be covered by a standard all-risk policy). With respect to any improvements Lessee is required to repair/maintain under this Lease, Lessor shall, to the extent assignable, assign to Lessee any warranties obtained by Lessor. Lessor’s obligation to make such repairs, or replacements if necessary, shall not extend to any damage caused by the Lessee, it’s agents, employees, and/or invitees unless such repairs or replacements are covered by Lessor’s insurance or would be covered by a standard all-risk policy. Lessee moreover has no rights whatsoever to said roof area and shall not, in any way, cause to have any appurtenances attached thereto. Subject to the provisions of this Lease, if Lessee should disturb the roof in any manner which would affect the Lessor’s roof guarantee, the Lessee shall be responsible to repair any damage caused to the roof by the Lessee to the satisfaction of Lessor’s roof guarantor. Lessee agrees that Lessee shall notify Lessor and Lessor’s roof guarantor in writing of any proposed work on the roof. Lessee agrees to comply with any reasonable rules and regulations promulgated by Lessee’s roof guarantor associated with roof work.

48. Common Area Maintenance. Lessor shall provide certain services to the common areas of the development in which the Demised Premises is located and the grounds surrounding the building on the Demised Premises. Lessor shall provide such services at a cost equal to or below market rates for such services. Lessor shall only pass through to Lessee, a proportionate share of the reasonable, actual out-of-pocket costs incurred by Lessor in providing such services. Said services shall included, but may not be limited to, the cutting of grass, maintenance of landscaping, snow and ice removal, maintenance of sanitary sewer systems, maintenance of retention basins, taxes and insurance for sanitary sewer systems and retention basins, maintenance upkeep of campus signs, general periodic clean-up, replacement of exterior lights and bulbs and/or fixtures, common area lighting, repairs to the parking area and access road, including the main access roads, and seven (7%) percent of all the foregoing costs (excluding taxes and insurance) to cover the Lessor’s administrative and overhead costs. Notwithstanding anything contained in this Lease to the contrary, common area maintenance charges shall not include:

(a) Depreciation or amortization, financing and refinancing costs, including, but not limited to, mortgage interest, service charges, and other costs;

(b) Any cost that is reimbursed by an insurer, condemnor, tenant, or other party and other costs caused by fire or other casualty;

(c) Expenditures for capital replacements or improvements or any cost required to be capitalized under generally accepted accounting principles;

(d) Advertising, public relations, and promotional expenses and any and all other expenses attributable to efforts to increase or maintain the specific business interests of the Lessor or any tenant;

(e) The cost of correcting defects (latent or otherwise) in the construction of any buildings or common areas or in the equipment servicing the same, except that conditions (not occasioned by the construction defects) resulting from ordinary wear and tear-need not be deemed defects;

(f) Any interest or penalties paid by the Lessor for late payment of common area costs; and

(g) The cost of remediating any contamination or Hazardous Materials on any property unless caused by Lessee.

Coincidental with these services, Lessor shall bill Lessee, at the option the Lessor (a) monthly, being one-twelfth (1/12th) portion of the estimated common area charges due, with an adjustment made during the month of January of each year of the Lease to correct the deficiency or overpayment for the prior calendar year, or (b) quarterly (every three [3] months) for said common area charges. Any such billings shall be treated as additional rent, and shall be as same in accord with the provisions of this Lease Agreement, including Paragraph 35 of this Lease.

49. Sprinkler System. Inasmuch as the Demised Premises contains a wet sprinkler system and to the extent that the Demised Premises is sprinklered, Lessee agrees to provide any periodic maintenance of said sprinkler system as required from time to time. Further, any damages resulting from the activation of the sprinkler system within the Demised Premises shall be at the absolute risk of the Lessee, with no obligation to the Lessor resulting thereof. In addition, Lessor shall be held harmless from any claim by Lessee due to the failure of the sprinkler system to adequately function. Lessee shall pay for all maintenance, including any fire service charge, water company charge, and any monitoring for the sprinkler system. Also, Lessee shall maintain heat in the he Demised Premises so as to prevent the sprinkler system from freezing.

It is further agreed and understood that said sprinkler system is designed as described in the plans and specifications attached hereto in Exhibit “A”, and should Lessee need to change the design of the sprinkler system, then (a) Lessee must receive permission from Lessor and (b) said sprinkler system will be charged and maintained at Lessee’s sole cost and expense to satisfy the Lessor and all governmental and local Fire Marshall regulations concerning same.

50. Utility and Equipment Maintenance. Lessee shall be solely responsible for, agrees to contract with, and promptly pay all charges for heat, water, gas, sewer, electricity, trash, telephone, or any other utility or other services rendered, used or consumed in the Demised Premises, and service inspections made thereof, whether call charge, tax, assessment, fee or otherwise. Lessee shall also pay “fire company charge” imposed with respect to the premises.

Should Lessor elect to supply the water, gas, heat, electricity, trash, sewer or any other utility used or consumed in the Demised Premises, Lessee agrees to purchase and pay for the same as additional rent at rates which will not exceed those rates filed by the proper regulatory authorities. In no event shall Lessor be liable for an interruption or failure in the supply of any such utilities to the Demised Premises. Each such additional rent charge for water, gas, heat, electricity, trash, sewer and other utilities shall be due and payable by Lessee to Lessor within thirty (30) days after Lessor has sent Lessee a bill for that charge. Should Lessee fail to make any such payment when due, Lessor shall have the right (i) to collect such sums to be considered additional rent and collectible from Lessee as such.

Except as specifically provided herein, Lessee further covenants and agrees throughout the term of this Lease Agreement, any extensions or renewals thereof, that it will be responsible to maintain the Demised Premises in good repair, order and condition, at its sole cost and expense, excluding, any normal maintenance as may be required to the structural members, exterior walls, or roof of the Demised Premises, provided Lessee is not negligent, but including all floors excluding the foundation, interior wails, ceilings, doors of all types, locks, closures, and hinges, all lighting (including the replacement of light bulbs); all glass including windows, all electrical, heat, ventilating, and air conditioning systems, as well as all utilities and plumbing systems servicing the Demised Premises located within the building on the Demised Premises making all repairs and/or replacements thereto as may be required or necessary, with materials of like quality.

In addition, Lessee herein shall be responsible to have the heating system serviced a minimum of once a year, along with having the air conditioning system/units serviced at least four (4) times per year. Said servicing shall be at the sole cost and expenses of Lessee, shall be performed by a reputable heating and/or air conditioning contractor, and copies of said contract shall be submitted to Lessor by Lessee annually. Should the Lessee fail to service said systems and such failure is not cured within thirty (30) days after the Lessee receives written notice of such failure from Lessor then this work may be done by the Lessor, and immediate payment as well as a service charge of ten (10%) shall be due from the Lessee for such work and/or repairs.

Further, Lessee shall be responsible for the cleanliness of the Demised Premises and shall be responsible, at Lessee’s sole cost and expense, for the separation, recycling, and removal of Lessee’s waste materials to conform with any and all governmental rules and regulations thereto. It is further agreed that the Lessor may request Lessee to empty dash daily, and if necessary, in Lessor’s opinion, to temporarily store within the Demised Premises any trash or garbage refuse until disposed of by Lessee’s trash collector. Lessor may request special disposal exclusive for Lessee’s use in order to prevent odors and unhealthy conditions. If so requested, such special disposal will be at the Lessee’s full cost and expense. Lessor shall have the right to designate the location of all dumpsters, and Lessee agrees to comply with all Board of Health rules and regulations herein.

51. Use of Parking Areas. Lessee shall have the exclusive use of the automobile parking areas, driveways and footways of the Demised Premises, subject to reasonable rules and regulations for the use thereof as prescribed from time to lime by Lessor. Lessee and their employees shall not park in parking areas which are not part of the Demised Premises, including driveways, fire lanes, loading/unloading areas, walkways and building entrances. Lessee agrees that upon written notice from Lessor, it will furnish to Lessor, within five (5) days from receipt of such notice, the state automobile license numbers assigned to the automobiles of the Lessee and its employees. Lessor and its Agent shall not be liable for any vehicles of the Lessee or its employees that the Lessor or Lessor’s Agent shall have towed from the premises when illegally parked. Lessor and Lessor’s Agent will not be liable for damage to vehicles in the parking areas or for theft of vehicles, personal property from vehicles, or equipment of vehicles.

52. Outside Storage. Outside storage, excluding truck trailers at the Demised Premises, is not permitted without advance approval in writing from Lessor. Long term trailer, storage at the Demised Premises is not permitted.

53. Pest Control. Lessee agrees that should it be required in the Demised Premises, that the Lessee shall contract with a pest exterminating contractor to exterminate as may be necessary and as may be reasonably directed by the Lessor. The sole cost and expense of this service shall be the responsibility and obligation of the Lessee, and a copy of said contract shall be delivered to Lessor annually without demand.

54. Alterations/Improvements. Any improvements which the Lessee may require within the Demised Premises may not be accomplished without the advanced written permission of the Lessor which consent shall not be unreasonably withheld, delayed or conditioned. Lessor’s approval/permission of any improvements, alterations, plans and/or working drawings shall create no responsibility or liability on the part of the Lessor for the completeness, design sufficiency, or compliance with laws, rules or regulations now in force, or which may hereafter be in force of governmental agencies or authorities. This includes any installation of any electronic devices (security systems, fire or intercommunications systems).

Should the Lessee install or should there presently be a security system of any type in the Demised Premises, then said security system shall remain a part of the Demised Premises and be turned over to Lessor at the termination of this Lease, including any keys and/or combinations, without any cost to Lessor, for his use or for use by subsequent Lessees. Should the Lessee be requested to remove said security system, or be given permission to remove said security system by the Lessor, then it shall be the Lessee’s obligation at their sole cost and expenses to replace any and all moldings on windows, doors, and walls which have been penetrated by the installation of the security system to their original condition.

At the termination of this Lease Agreement, any such improvements or additions installed at the sole cost and expense of the Lessee may, at the option of the Lessor (Lessor shall inform Lessee at the time Lessor approves any improvements, etc., whether Lessor shall require Lessee to remove such improvements at the end of the term of this Lease. Notwithstanding anything in this Lease to the contrary, Lessee may remove its personal property and trade fixtures at any time during the term of this Lease provided Lessee repairs any damage occasioned by such removal) be removed from the Demised Premises leaving said Demised Premises in its original condition, less normal wear and tear, casualty, condemnation or said improvements and/or additions may be left within the Demised Premises for the beneficial use of the following occupant, at no cost or expense to the Lessor or to the following occupant. Lessee, its agents, employees and/or invitees, shall not cut or drill holes through the aluminum doors, window frames, moldings or canopies at any time.

55. Lessor Improvements. Lessor shall, in a good and workmanlike manner, cause the Demised Premises to be completed in accordance with the plans and specifications attached hereto and made a part hereof in Exhibit “A”, reserving the right (i) to make substitutions of material of equivalent grade and quality when and if any specified material shall not be readily and reasonably available, (ii) to make changes necessitated by conditions met during the course of construction, provided that Lessee’s approval of any substantial change (and any reduction of cost incident thereto) shall first be obtained (which approval shall not be unreasonably withheld, delayed or conditioned so long as there shall be general conformity with the plans and specifications attached hereto in Exhibit “A”). Lessor shall complete such improvements with diligence, in compliance with all applicable laws, orders, rules, regulations, and ordinances (collectively “Laws”) and free from defective materials. Upon completion of Lessor’s improvements, Lessor shall deliver the entire Demised Premises to Lessee in good working condition and in compliance with all Laws. In the event Lessor breaches its obligation under this Paragraph 55, Lessor shall, notwithstanding anything contained in this Lease to the contrary, be responsible for and shall promptly make all improvements, modifications, or repairs necessary to satisfy Lessor’s obligations under this Paragraph 55.

56. Estoppel Certificate. Either party shall, at any time and from time to time, within twenty (20) days following the written request from the other, execute, acknowledge, and deliver to the requesting party a written statement certifying that this lease is in full force and effect and unmodified (or, if modified, stating that nature of such modification), certifying the date to which the rent reserved hereunder has been paid, and certifying that there are not to the certifying party’s knowledge, any uncured defaults or unpaid charges on the part of the other party, or specifying such defaults or unpaid charges if any are claimed. Any such statement may be relied upon by any lending institution or by any prospective purchaser or mortgagee on all or any part of the building or land on which the building is situated.

57. Non-Foreign Entity Attestation. Lessee hereby certifies that Lessee is not a non-resident alien, or foreign corporation, a foreign partnership, a foreign trust, or a foreign estate (as these terms are defined in the Internal Revenue Code and Income Tax Regulations); that Lessee’s Social Security number or Federal Income Tax number and Lessee’s home or office address are as shown in Part I of this Lease Agreement. Lessee acknowledges that this certification may be disclosed to the Internal Revenue Service pursuant to federal law.

58. Peaceful Possession. Lessor represents and warrants that (a) it is the owner of the Demised Premises; (b) it has the right to rent and lease the Demised Premises, (c) it has the right to enter into this Lease, and (d) Lessee shall be entitled to peaceful possession of the Demised Premises for and during the initial term, and any renewal terms, so long as said Lessee performs all the terms and conditions of this Lease.

59. Lessee’s Remedies. If Lessor shall fail to keep or perform any of its obligations as provided in this Lease in respect of (a) maintenance of insurance; (b) payment of cost to repair and maintain the Demised Premises as provided herein; (c) compliance with legal or insurance requirements; or (d) in the making of any other payment or performance of any other obligation assumed by Lessor, whichever the case may be, the Lessee may, but shall not be obligated to, upon the continuance of such failure on the part of Lessor for a period of thirty (30) days after receipt of written notice from Lessee, (provided, however, in the event that such cure cannot be completed within said thirty (30) days, Lessee shall not have the right to perform such cure if Lessor commences such cure within said thirty (30) day period and thereafter diligently pursues such cure to completion), and without waiving or releasing Lessor from, any obligation, as an additional, but not exclusive, remedy, make such payment or perform such obligations; and as all sums so paid by Lessee and all necessary incidental costs and expenses incurred by Lessee in performing such obligations, Lessee may make demand upon Lessor for reimbursement of said sums, in which; event Lessor agrees to make or cause such reimbursement to be made within thirty (30) calendar days after receipt of said demand. Notwithstanding the foregoing, Lessee may perform any emergency repairs that are Lessor’s responsibility at any time and in such circumstance, Lessor shall reimburse Lessee as provided in this Paragraph 59.

60. Short Form of Lease. Contemporaneous with the execution of the Lease, the parties shall execute and record a Short Form of Lease in a form reasonably acceptable to Lessor and Lessee.

61. Notification. Lessee shall notify in writing Lessor in the event Lessee intends to vacate the Demised Premises prior to such vacation.

62. Rent Payment. Notwithstanding anything contained in this Lease to the contrary, Lessee shall pay the first month’s rent contemporaneous with the execution of this Lease. Lessor shall give Lessee a credit for interest (at a rate equal to Old Kent Bank’s prime lending rate plus one percent (1%)) on such prepaid rent from the date of payment by Lessee until the Commencement Date. In the event the term of this Lease commences on a day other than the first day of the month, the installment of rent paid at execution shall be applied to the rent due for the first full calendar month of the term.

63. Captions. The captions of the paragraphs in this Lease Agreement are inserted and included solely for convenience and shall never be considered or given any effect in construing the provisions hereof if any questions or intent should arise.

LESSEE HAS CAREFULLY READ AND UNDERSTANDS ALL OF THE PROVISIONS OF THIS LEASE AND ANY ADDENDUM TO THIS LEASE, INCLUDING THE PROVISIONS CONCERNING ENTRY OF AND EXECUTION ON CONFESSED JUDGMENT. IN NEGOTIATING THIS ARMS-LENGTH COMMERCIAL LEASE, LESSEE HAS EITHER BEEN REPRESENTED BY COUNSEL OR HAS DELIBERATELY CHOSEN, FOR BUSINESS REASONS, NOT TO BE REPRESENTED BY COUNSEL.

In Witness Whereof, intending to be legally bound, the said Lessee has caused this Lease to be duly executed this      day of             , 1998. The signature of the persons signing on behalf of Lessee as set forth below are intended not only as Lessee’s execution hereof, but also as the certification of each said signatory, that said signatory is authorized to sign this Lease on behalf of the Lessee and that this lease is fully effective and enforceable in accordance with its terms without joinder or any other person or party.

NORRITON BUSINESS CAMPUS, L.P.

WITNESS:	BY:
(LESSOR)

WITNESS:	BY:
Steelcase Financial Services, Inc. (LESSEE)

WITNESS:	BY:

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EXHIBIT “A”

PLANS APPROVED BY LESSEE AND LESSOR

CONSTRUCTION SPECIFICATIONS:

The work will consist of all labor, equipment, aerials and permits, necessary to complete the DESIGN AND CONSTRUCTION of a one-story warehouse/distribution and office facility of approximately 80,005 total square feet with an office area of approximately 16,000 square feet with related site improvements on approximately 7 acres located in the Norriton Business Campus, Montgomery County, Pennsylvania.

A.	CRITERIA

1.	The work will be in conformance with all applicable state and local codes and will meet the requirements of Act No. 222 of State of Pennsylvania, relating to energy conservation.

2.	It is assumed that upon excavating, earth capable of sustaining 3,000 lbs/square foot will be encountered within 3’-0” below existing grades.

B.	SITE WORK

1.	Lessor shall perform all site at the facility. There are no allowances on this item.

2.	Surface organic material will be moved from areas to be developed.

3.	Placement of all fill in building and paved areas will be controlled to achieve a minimum compaction level of 98% under the structure and 95% under the floors of maximum dry density as determined by ASTM D698. All existing surfaces will be proof-rolled prior to placement of fill. Fill will be certified by a full-time employee of an independent testing lab.

4.	Footings will be founded on virgin strata or controlled compacted fill.

5.	Paved parking areas will be constructed with a 6” granular stone base, 2-1/2” bituminous concrete binder course and 1-1/2” bituminous concrete surface course. Trucking areas will be constructed with a 8” granular stone base, 4” bituminous concrete base course and 1-1/2” bituminous concrete surface course. Parking areas to be curbed.

6.	Lessor shall do all road work necessary to deliver the project.

7.	Subject property will be landscaped at the discretion of the Developer.

8.	Domestic arid fire protection water services, complete with required meter and other appurtenant equipment, will be provided.

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9.	The storm water system will be comprised of exterior roof drains connected to underground piping, detention basins and sewer systems.

10.	Erosion control methods will be employed at all areas in which the site is disturbed in accordance with Township requirements.

C.	CONCRETE WORK

1.	All building foundations will be constructed with reinforced concrete or reinforced block designed in accordance with American Concrete Institute Code.

2.	The manufacturing and storage facility floor slab will be constructed with 6” thick, 4,000 lb. Concrete reinforced with 6 x 6 x 4/4 welded wire fabric on a 4” modified stone base.

3.	The office and show room floor slab will be constructed with 4” thick concrete reinforced with 6 x 6 x 10/10 welded wire fabric on the lower level. Upper level will be 2-1/2” thick concrete on metal deck with the same welded wire fabric.

4.	Slabs will be cured with a liquid applied, high solid content, membrane designed to enhance hardness. The floor hardener is “Seal Hardener” by L & M. The area covered is approximately 62,000 square feet.

5.	A dolly pad consisting of 8” thick reinforced concrete will be provided at the truck loading doors. The dolly pad shall be 10,000 square feet.

6.	Stairs, sidewalks and miscellaneous pads as required.

D.	STRUCTURAL STEEL FRAMEWORK

1.	The super structure will consist of structural steel columns, structural steel girders (or truss girders), and open web steel joists. Clear height in the entire building will be 24’ to the bottom of the steel. Bay size to be 48’ x 48’ The overall building dimensions are 386’ x 186’.

2.	The structural steel framework designed in accordance with the requirements of the specifications of the A.I.S.C and the Steel Joist institute.

E.	BUILDING EXTERIOR

Exterior walls will be constructed using the following materials:

1.	All walls are 12” split faced, architectural block on front and rear sides; rear wall to be 12” CMU painted. All block is insulated with foam insulation. There are no metal panels.

2.	Office windows will be four box windows per bay of office area with bronze finish and glazed with 1” hermetically sealed, “Low E” insulating glass.

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3.	The office entranceway will be constructed 6’ wide double/aluminum framed doors glazed with tempered glass. Sidelights adjacent to this door will be 30” glazed with insulated tempered glass, with transom above.

4.	All masonry walls will be constructed with horizontal reinforcing and control joints strategically placed.

5.	Eleven (11) 8’ x 10’ steel insulated, weather-stripped maximum highlift, motor operated overhead doors with steel jambs shall be provided at the loading docks.

6.	One (1) 12’ x 14’ insulated, weather-stripped maximum highlift, manually operated overhead door with steel jambs shall be provided at the drive in entrance.

F.	INTERIOR FINISHES

1.	The mezzanine office area will be open faced office space with no interior improvements.

(a)	Breakroom with a kitchen facility with seating for 15 people and windows to the inside and exterior, lower level.

(b)	Operations office for 20 people (1,200 SF) per plan, lower level.

(c)	Locker room with 30 locker capacity and two (2) shower stalls, lower level.

(d)	Lavatories: Lower level - six (6) lavatories, two (2) showers, kitchen and sink in breakroom. Upper level - five (5) toilets, four (4) lavatories, two (2) urinals, two (2) janitorial closets.

2.	Floor Coverings:

(a)	The office-area floors will be carpeted using an allowance of $16.00 per square yard, installed. The base will be 4” vinyl core base.

(b)	The toilet room floors will be ceramic tile with ceramic tile base.

3.	Partitions and Wall Coverings:

(a)	In the office areas, exterior masonry walls will be lined with 1-1/2” Styrofoam and 5/8” drywall, taped and spackled.

(b)	Partitions within the office area will be constructed with 3-5/8” metal studs and 5/8” drywall, taped and spackled.

Partitions around toilet rooms, lunch room, conference room and storage area will be deck high and acoustically insulated. All other partitions will be uninsulated and extend 10” above the ceiling (lower level).

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(c)	Partition door frames will be hollow metal. Doors will be solid particle core wood with a stain grade, pre-finished birch face. Bolts, lever set and doorstop or other appropriate hardware will be provided for each door, all finished in brushed chrome.

(d)	Exterior doors and frames in all masonry walls will be hollow metal with steel frames.

(e)	Toilet room walls will be finished with ceramic tile behind water closets and urinals. All walls to be ceramic tile and floors.

4.	Ceilings:

(a)	The ceilings in the offices will consist of exposed splines at 2’ x 4’ spacing and fissured mineral tiles. Toilet rooms to have painted drywall ceiling.

5.	Toilet Accessories:

(a)	Toilet paper holders, grab bars (for the handicapped), and mirrors will be provided as required.

6.	Painting:

Painting shall be done in accordance with the following schedule:

(a)	Miscellaneous iron-one (l) coat rust inhibitive primer and one (1) finish coat.

(b)	Steel doors - one (1) coat rust inhibitive primer – one (1) finish coat.

(c)	Structural steel joists and roof deck – unpainted.

(d)	Interior of exposed CMU walls - block filler and one (1) coat of latex paint.

G.	MECHANICAL DOCK BOARDS, DOOR SEALS AND HOISTS

1.	Furnish and install eleven (11) 6’ x 8’ mechanical dock boards manufactured by Kelly. They shall be furnished with weather-stripping, toe guards, safety stops.

2.	Dock bumpers, shelters, and truck light will be installed on each of the eleven (11) truck doors.

H.	SPRINKLERS

1.	The entire building is to be a building a wet pipe sprinkler system. In the storage portion of the building, a wet pipe system shall be installed. System shall be

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designed based on minimum Factory Mutual requirements for an ordinary hazard sprinkler system using NFPA class 1.31 general storage.

2.	The sprinkler system shall be installed in accordance with NFPA and local code requirements.

I.	MECHANICAL

1.	Warehouse - HVAC:

(a)	Design and install an air rotation healing and ventilating system that will maintain an indoor temperature of 65° F at 0° outside temperature.

(b)	Design and install a ventilating system for summer in the warehouse.

(c)	No ceiling fans are provided within this proposal because of aisleways.

2.	Plumbing:

(a)	Sanitary drainage system will be provided.

(b)	Storm drainage system, consisting of roof drains and underground drainage pipes to detention basins.

(c)	Domestic water service will be provided to buildings.

(d)	Cold and hot water supply system will be provided for water service complete with domestic hot water healer.

J.	ELECTRICAL

1.	An 800 Amp service wilt be provided from PE provided transformer including all necessary conduits, conductors stud connections as required by PE. Service will be 277/480 volt, 3 phase, 4 wire arranged for singled meter concept.

2.	Telephone Work:

Two (2) 4” diameter conduits will be provided from the property line to building.

3.	Emergency Lighting:

All emergency lighting will be by Code.

4.	Interior Manufacturing and Storage Lighting:

(a)	Lighting will utilize 400 watt metal halide luminaries to maintain 30 foot candles at 3’ above the floor in aisle areas and at loading.

(b)	Install eleven (11) Phoenix dock lights.

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5.	Interior Office Lighting:

(a)	General office and private office lighting generally will be obtained by means of fluorescent lay-in fixture with acrylic prismatic lens. Fixtures are equipped with ballast and OCTRON lamps.

6.	Exterior Site Lighting

The exterior will be illuminated by 400 watt, HPS fixtures mounted on the building walls and pole mounted fixtures in the parking areas as required. Light levels to be 1/2 a candle power minimum. Power provided for one sign on building and one sign at entrance to property. Signs are at Lessee’s expense and subject to Township approval.

7.	Office Power:

Convenience outlets will be installed in accordance with Code.

8.	Manufacturing/Warehouse Power:

Convenience outlets will be installed on alternate interior columns in the warehouse.

9.	Security System:

Provide a provide a programmable card key access at front and rear doors and at demising wall between warehouse and office. All security systems shall be at Lessee’s expense.

K.	ROOF SYSTEM

The roof system that Lessor is delivering includes steel bar joists supported by steel columns and girders with metal decking sloped to rear. Roofing materials to be EPDM ballast roof. 6” gutters and leaders will be utilized to direct rain water off roof. Metal coping will be used to cap top of masonry wall. The roof will be insulated for heat retention.

L.	DRAINAGE

Lessor to install a perforated pipe, under drain around all perimeter walls as well as waterproofing all perimeter walls below grade.

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EXHIBIT C

Sub-Subleased Premises

[SCHEMATIC DRAWING OF THE PREMISES]

[SCHEMATIC DRAWING OF THE PREMISES]

EXHIBIT D

Warehouse Premises and Office Premises

[SCHEMATIC DRAWING OF THE PREMISES]

[SCHEMATIC DRAWING OF THE PREMISES]

EXHIBIT E

Expansion Space

[SCHEMATIC DRAWING OF THE SPACE]

EXHIBIT F

Parking Plan

The parties shall mutually agree as to the parking spaces to be allocated to Corporate Interiors following completion of the initial improvements being constructed by Tengion in the Sub-Subleased Premises.

EXHIBIT G

Bathroom Facilities

[SCHEMATIC DRAWING OF THE FACILITIES]

[SCHEMATIC DRAWING OF THE FACILITIES]

Tengion, Inc. 2900 Potshop Lane, Suite 100 East Norriton, PA 19403 tel: (267) 960-4800 fax: (610) 275-3754

November 24, 2008

Norriton Business Campus, L.P.

c/o Tornetta Properties, Inc.

126 W. Germantown Pike

Norristown, PA 19401

ATTENTION: Donald J. Tornetta

Re:	Amendment No. 2 to the Lease Agreement, Sub-sublease and Consent

Dear Don:

Reference is hereby made to that certain Lease Agreement dated as of February 1, 2006 by and between Norriton Business Campus, L.P. (“Landlord”) and Tengion, Inc. (the “Lease”), to that certain Sub-Sublease dated as of February 1, 2006 by and between Corporate Interiors, Inc. and Tengion, Inc. (the “Sub-sublease”), and further to that certain Consent to Sub-Sublease Agreement dated as of February 1, 2006 by and among Norriton Business Campus, L.P., Tengion, Inc., Steelcase Financial Services, Inc. and Corporate Interiors, Inc. (“Consent”). This letter agreement will confirm our agreement to amend the Lease, Sub-sublease and Consent as set forth herein.

Each of Paragraph 8(c) of the Lease, Paragraph 7(C)(i) of the Sub-sublease and Paragraph 7 of the Consent makes reference to a “Restoration Deposit,” as such term is defined in those documents. Contemporaneously with execution and delivery of this letter Amendment No. 2, Tengion, Inc. has provided Landlord with an Irrevocable Standby Letter of Credit (“Letter of Credit”) from TD Bank, N.A. (“Bank”) in an amount to date of $1,193,808, which the parties have agreed is the current proper principal sum of the Restoration Deposit, such sum being subject to further adjustment as set forth in the Lease and Consent. Upon commencement of the term of the Lease, the amount of the security deposit required thereby, if provided in the form of a letter of credit, shall be added to the approved form Letter of Credit or shall be provided pursuant to a separate letter of credit on the same terms and conditions as the Letter of Credit.

The Letter of Credit is for a period of one year and renews automatically from year-to-year thereafter unless the Bank provides sixty (60) days’ written notice of non-renewal before the end of any one-year term of the Letter of Credit. The expiration date shall at all times be a date at least sixty (60) days after the end of the initial term or any extended term of the Lease, at which time, provided Landlord has not presented the Letter of Credit for payment in whole or in part, Tengion, Inc. may terminate the Letter of Credit.

Norriton Business Campus, L.P.

Attn: Donald J. Tornetta

November 24, 2008

The purpose of this Amendment No. 2 is further to confirm the agreement between the undersigned that it shall be an Event of Default under the Lease, Sub-sublease and the Consent if, after Landlord has received notice from the Bank of non-renewal of the Letter of Credit, the undersigned has not provided satisfactory documentation to Landlord no later than five (5) business days before any then current expiration date of the Letter of Credit, that such Letter of Credit has been renewed, replaced with a different, satisfactory letter of credit, or replaced with cash as set forth in the Lease, Sub-sublease and/or Consent. If such an Event of Default occurs, the Landlord will be entitled to exercise all remedies including, without limitation, the right to present the Letter of Credit for immediate payment.

A correction is made to the Consent such that Tengion, Inc. is properly identified as a Delaware corporation, not a Pennsylvania corporation and Corporate Interiors, Inc. is properly identified as a Pennsylvania corporation, not a Delaware corporation.

All other terms and provisions of the Lease, as previously amended, the Sub-sublease and the Consent shall remain in full force and effect.

Please confirm that the foregoing accurately sets forth our understanding by executing a copy of this letter in the space provided below and returning it to me.

Sincerely,

Tengion, Inc.

By:	/s/ Steven A. Nichtberger
Steven A. Nichtberger
CEO & President

Confirmed and agreed as of the date first set forth above:

NORRITON BUSINESS CAMPUS, L.P.

By Norriton Real Estate Corp., its general partner

By:	/s/ Donald J. Tornetta
Donald J. Tornetta, President

Norriton Business Campus, L.P.

Attn: Donald J. Tornetta

November 24, 2008

Agreed, accepted and intending to be legally bound:

STEELCASE FINANCIAL SERVICES, INC.:		CORPORATE INTERIORS, INC.

By:		By:
	Name:		Name:
	Title:		Title:

cc:	Frank Tornetta

Kenneth J. Fleisher, Esquire

Matthew J. Swett, Esquire

Donald Bergmann

Gary L. Sender